Exhibit 10

EXECUTION VERSION

THIRD

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

November 7, 2011

among

MATRIX SERVICE COMPANY,

as a Borrower, along with the Canadian Borrowers

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Swingline Lender and Issuing Bank

the LENDERS party hereto

BANK OF AMERICA, N.A.,

as Syndication Agent

WELLS FARGO BANK, N.A.,

as Documentation Agent

and

J.P. MORGAN SECURITIES LLC,

as Sole Bookrunner and Sole Lead Arranger

EXECUTION VERSION

EXECUTION VERSION

EXECUTION VERSION

EXECUTION VERSION

SCHEDULES:

Schedule 2.01	Lenders and Revolving Loan Commitments
Schedule 3.05	Properties Subject to Title Defects that Might Interfere with Ability to Conduct Business as Currently Conducted or to Utilize Such Properties for their Intended Purpose
Schedule 3.06	Litigation
Schedule 3.10(a)	ERISA Events
Schedule 3.13	Subsidiaries (List of All Subsidiaries, with Jurisdictions of Organization, Ownership Percentages Held by the Company or other Subsidiaries)
Schedule 3.18	List and Brief Description of Payment and Performance Bonds Utilized By the Company
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.08	Existing Restrictions (On Ability to Create, Incur or Permit Liens, On Ability to Pay Distributions or to repay loans or to guarantee Indebtedness, Etc.)
Schedule 7(v)	Entities that Will Discontinue Business or Make a Material Change in the Nature of or Manner of Business
Schedule 7(w)	Entities that are not Required to Maintain Permits; Properties to Be Released

EXHIBITS:

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Form of Opinion of the Borrowers’ Counsel
Exhibit C	Form of Compliance Certificate
Exhibit D	List of Existing Guarantees
Exhibit E	List of Existing Security Agreements
Exhibit F	List of Mortgages
Exhibit G	List and Brief Description of Existing Facility LCs
Exhibit H	Form of U.S. Tax Certificate
Exhibit I	Matrix Service Company Investment Policy

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) dated as of November 7, 2011, among MATRIX SERVICE COMPANY, a Delaware corporation, the other BORROWERS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

A. MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and as a Lender, Issuing Bank and Swingline Lender, and the financial institutions therein named as the Lenders, are parties to that certain Second Amended and Restated Credit Agreement dated as of November 30, 2006 (the “Second A&R Credit Agreement”), which amended and restated in its entirety the First A&R Credit Agreement (as subsequently defined herein). The First A&R Credit Agreement amended and restated in its entirety the Initial Credit Agreement (as subsequently defined herein).

B. The Second A&R Credit Agreement was subsequently amended by (i) that certain First Amendment to Second Amended and Restated Credit Agreement dated July 6, 2007, (ii) that certain Second Amendment to Second Amended and Restated Credit Agreement dated February 11, 2009, (iii) that certain Third Amendment to Second Amended and Restated Credit Agreement dated September 24, 2010, (iv) that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated March 31, 2011, and (vi) that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated July 15, 2011 (the Second A&R Credit Agreement, as so amended, is hereinafter referred to as the “Credit Agreement”).

C. Certain lenders under the Credit Agreement have assigned their interests and obligations as lenders thereunder to the Lenders under this Agreement.

D. The Company has requested an increase in the amount of available revolving credit and that a portion of the revolving credit be made available in Canadian Dollars to the Canadian Borrowers described herein, and the Company, Administrative Agent and the Lenders have agreed to make further amendments to the Credit Agreement and to restate and amend the Credit Agreement in its entirety, as set forth below.

E. The Borrowers, Administrative Agent and the Lenders intend that any outstanding “Loans” under the Credit Agreement shall, on the Closing Date, be continued, renewed, restated and converted into Loans under this Agreement (but shall not be deemed repaid).

F. This Agreement (i) amends and completely restates the terms of the financing arrangements between the parties which prior hereto were set forth in the Credit Agreement and (ii) describes certain modifications to the existing credit arrangements between the Company and the Lenders. The purpose of this Agreement is to set forth with particularity the terms of the financing arrangements between the parties and to supersede the terms of any prior agreements inconsistent with the terms hereof. The indebtedness of the Company to the Lenders, however, is not satisfied or terminated, shall remain in full force and effect, and shall remain an outstanding obligation of the Borrowers to the Lenders as provided herein.

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” shall have the meaning assigned to such term in Revised Article 9 of the Oklahoma Uniform Commercial Code as in effect from time to time.

“Accounting Change” has the meaning assigned to such term in Section 1.04.

“Acquisition” means (i) the purchase or other acquisition (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) of any Equity Interests of any other Person (including without limitation the acquisition of any Equity Interest in any Joint Venture) or (ii) the purchase or other acquisition (in one transaction or a series of transactions) of the assets of any other Person or division thereof constituting a business unit or ongoing business.

“Acquisition Documents” means the agreements, documents, and instruments executed in connection with an Acquisition.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Agreement.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.01 of this Agreement.

“Aggregate Revolving Loan Commitments” means $125,000,000.00, as such amount may be increased from time to time pursuant to Section 2.04 of this Agreement or reduced from time to time pursuant to the terms of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, for the purposes of calculating the Alternate Base Rate, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page, also referred to as Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page), at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Period” has the meaning assigned to such term in Section 2.13(i).

“Applicable Rate” means, (i) until financial statements are required to be delivered pursuant to Section 5.01(a) or (b), 0.75% per annum with respect to ABR Loans, 2.25% with respect to Canadian Prime Rate Loans and 1.75% per annum with respect to Eurodollar Loans and CDOR Rate Loans, and (ii) thereafter, for any day, with respect to any ABR Loan, Eurodollar Loan, Canadian Prime Rate Loan or CDOR Rate Loan, the applicable rate per annum set forth below in the chart applicable to such Loan under the caption “ABR Spread” (as to ABR Loans), “Canadian Prime Rate Spread” (as to Canadian Prime Rate Loans), “CDOR Spread” (as to CDOR Rate Loans), or “Eurodollar Spread” (as to Eurodollar Loans), based upon the Senior Leverage Ratio as of the prior fiscal quarter end:

APPLICABLE RATE – Revolving Loans
Senior Leverage Ratio	Eurodollar Spread Applicable Rate (bps)	CDOR Spread Applicable Rate (bps)	ABR Spread Applicable Rate (bps)	Canadian Prime Rate Spread Applicable Rate (bps)
≥ 2.00 to 1.00	250	250	150	300
< 2.00 to 1.00, but ≥ 1.50 to 1.00	225	225	125	275
< 1.50 to 1.00, but ≥ 1.00 to 1.00	200	200	100	250
< 1.00 to 1.00	175	175	75	225

The Applicable Rate shall be determined in accordance with the foregoing table based on the Senior Leverage Ratio as reflected in the then most recent financial statements delivered pursuant to Section 5.01(a) or (b). Adjustments, if any, to the Applicable Rate shall be effective on the Margin Adjustment Date. If the Company fails to deliver the financial statements to the Administrative Agent at the time required pursuant to Section 5.01, then the Applicable Rate shall be the highest

Applicable Rate set forth in the foregoing table until five (5) Business Days after such financial statements are so delivered.

“Applicable Revolving Loan Percentage” means, with respect to any Lender, the percentage of the Aggregate Revolving Loan Commitments represented by such Lender’s Revolving Loan Commitment. If the Revolving Loan Commitments have terminated or expired, the Applicable Revolving Loan Percentages shall be determined based upon the Revolving Loan Commitments most recently in effect, giving effect to any assignments.

“Approved Counterparty” means any Lender or any Affiliate of a Lender.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Foreign Bank” means an “authorized foreign bank” as defined for the purposes of the ITA.

“Authorized Officer” means (i) as to the Company, the President or any Vice President or any other officer of the Company who is designated as an authorized officer in the certificate delivered pursuant to Section 4.01 or who is otherwise designated as such in a written certificate delivered by the Company to the Administrative Agent, and (ii) as to any other Credit Party, the President or any Vice President of such Credit Party or any other officer of such Credit Party who is designated as an authorized officer in the certificate delivered pursuant to Section 4.01 or who is otherwise designated as such in a written certificate delivered by such Credit Party to the Administrative Agent.

“Availability” means, at any time, the difference between the Aggregate Revolving Loan Commitments and the aggregate Revolving Credit Exposure of all the Lenders.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Termination Date and the date of termination of the Revolving Loan Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means, individually or collectively, the Company and the Canadian Borrowers.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of CDOR Rate Loans or Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Company for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Toronto and New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market.

“Canadian Benefit Plans” means all material employee benefit plans or arrangements subject to the application of any Canadian benefit plan statutes or regulations that are maintained or contributed to by the Company or any of its Subsidiaries that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Company or any of its Subsidiaries participate or are eligible to participate but excluding all stock option or stock purchase plans.

“Canadian Borrower” means, individually or collectively, Matrix Service Inc., an Ontario Canada corporation, Matrix Service Canada ULC, an Alberta unlimited liability corporation, and Matrix Service Industrial Contractors ULC, a Nova Scotia unlimited liability corporation.

“Canadian Dollar Loan” means any Loan denominated in Canadian Dollars and bearing interest at rate based upon the Canadian Prime Rate or the CDOR Rate.

“Canadian Dollars” or “Cdn $” shall mean the lawful currency of Canada.

“Canadian Pension Plan” means all plans or arrangements which are considered to be pension plans under, and are subject to the application of, any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by the Company or any of its Subsidiaries for its employees or former employees.

“Canadian Prime Rate” means, for any period, the rate per annum determined by the Administrative Agent to be the greater of (i) the rate of interest per annum most recently announced or established by JPMorgan Chase Bank, N.A., Toronto Branch as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A., Toronto Branch and (ii) the sum of (a) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (b) one percent (1.0%).

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) the cost of assets acquired with Capital Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures for which the Company or a Subsidiary is reimbursed promptly by the lessor.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, as to which the obligations of a Person who is lessee thereunder are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate” means, for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swaps and Derivatives Association definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“CDOR Rate Loan” means a Loan denominated in Canadian Dollars made by the Lenders to a Borrower which bears interest at a rate based on the CDOR Rate.

“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 35% of the outstanding shares of voting stock of the Company or (ii) occupation of a majority of the seats (excluding vacant seats) on the board of directors of the Company by Persons who were neither (a) nominated by the board of directors of the Company nor (b) appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, shall be deemed to be a “Change in “Law”, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any and all assets and rights and interests in or to property of the Company and each of the other Credit Parties in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreements, Mortgages and the Subsidiary Guaranties and such other documents, agreements, instruments and certificates that are provided pursuant to Section 4.01(h).

“Company” means Matrix Service Company, a Delaware corporation.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period (i) plus, to the extent deducted in calculating Consolidated Net Income for such period, (A) Consolidated Interest Expense, (B) expense for income taxes paid or accrued, (C) depreciation, amortization and other non-cash charges (including but not limited to non-cash compensation expense recorded in accordance with ASC 718), (D) losses on sales of fixed assets, (E) losses arising from the early extinguishment of Indebtedness, and (F) extraordinary losses incurred other than in the ordinary course of business, (ii) minus, to the extent included in Consolidated Net Income, (A) gains on sales of fixed assets, (B) gains arising from the early extinguishment of Indebtedness, and (C) extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis without duplication and (iii) minus, to the extent included in calculating Consolidated Net Income for such period, any Joint Venture Non-Cash Income for such period. Notwithstanding the foregoing, with respect to any rolling four quarter period during which a Permitted Acquisition has occurred, for purposes of determining compliance with the Senior Leverage Ratio or Fixed Charge Coverage Ratio, Consolidated EBITDA shall be calculated pro forma (without duplication) as if the acquired Entity or business had been owned during the entire four quarter period, on the basis of (x) the historical financial statements of any Entity or business so acquired, and (y) the assumption that the consolidated financial statements of the Company and its Subsidiaries have been reformulated as if such Permitted Acquisition, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of the relevant four quarter period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant Acquisition at the weighted average of the interest rates applicable to such Indebtedness) outstanding during such period.

“Consolidated Funded Indebtedness” means, for the Company and its Subsidiaries on a consolidated basis, the sum of the following (without duplication): (i) all Indebtedness for borrowed money, (ii) all Indebtedness for the deferred purchase price of property or services, (iii) all Indebtedness evidenced by a note, acceptance or other like instrument, (iv) all Capital Lease Obligations, and (v) the aggregate undrawn and available amount of all outstanding Letters of Credit except those issued to insurance providers based on expected losses on worker’s compensation obligations.

“Consolidated Interest Expense” means, with reference to any applicable fiscal quarter or fiscal year period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such applicable period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Agreement” has the meaning assigned to such term in the Recitals above.

“Credit Party” means the Company, any other Borrower, or any Guarantor.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. The term “Defaulting Lender” shall also include any Designating Lender whose Designated Lender is a Defaulting Lender.

“Designated Lender” means a Person that is to make Canadian Dollar Loans and (i) is identified as a Designated Lender on the signature pages hereto or (ii) shall have become a party to this Agreement pursuant to Section 9.04(f) and is not otherwise a Lender.

“Designating Lender” means a each Lender that is identified as such on the signature pages hereto and immediately below the signature of its Designated Lender as well as each Lender that shall designate a Designated Lender pursuant to Section 9.04(f) hereof.

“Designation Agreement” has the meaning assigned to such term in Section 9.04(f).

“Distribution” means and includes, in respect of any corporation, partnership, limited liability company, association or other business entity: (i) dividends or other distributions or payments on capital stock or other Equity Interests in such corporation, partnership, limited liability company, association or other business entity (except distributions in such stock or other Equity Interest); and (ii) the redemption, repurchase, retirement or acquisition of such stock or other Equity Interests or of warrants, rights or other options to purchase such stock or other Equity Interests (except when solely in exchange for such stock or other Equity Interests), unless made contemporaneously from the net proceeds of a sale of such stock or other Equity Interests.

“Dollars”, “US Dollars”, or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders in council, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, presence, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between the Company and Administrative Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (b) any other event, condition, course of action or inaction, or circumstance with respect to any employee benefit plan as defined in Section 3(3) or ERISA of which the Company or an ERISA Affiliate is an “employer” which has established or maintained such plan, or is otherwise the employer in relation to it as described and defined in Section 3(5) of ERISA, which materially reduces, limits, prevents or ceases compliance of such employee benefit plan with ERISA, the Code or other applicable laws and regulations.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to any payment made by any Credit Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 2.17(a).

“Existing Facility LC” means any “Facility LC” issued under the Credit Agreement that is outstanding as of the Closing Date; Exhibit G is a list and brief description of the Existing Facility LCs.

“Existing Guarantees” means those certain Subsidiary Guaranty agreements described on the attached Exhibit D, all in favor of the Administrative Agent for the ratable benefit of the Lenders, as they may be ratified, amended or modified and in effect from time to time.

“Existing Security Agreements” means those certain Pledge and Security Agreements or similar agreements listed on the attached Exhibit E executed by the Guarantors in favor of the Administrative Agent for the ratable benefit of the Lenders, as they may be ratified, amended or modified and in effect from time to time.

“Facility LC” means any standby or commercial Letter of Credit issued pursuant to this Agreement and any Existing Facility LC.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First A&R Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of December 20, 2005 between the Company, JPMorgan Chase Bank, N.A. as Administrative Agent, a Lender and Issuing Bank, and the other financial institutions therein named as the Lenders, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 17, 2006.

“Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio determined as follows (with all calculations to be made for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis):

Numerator: Consolidated EBITDA for the previous four fiscal quarters ending on such day less all Capital Expenditures and Distributions (not including Distributions made pursuant to and in accordance with stock incentive plans, employee stock purchase plans or other benefit plans for management or employees of the Company and its Subsidiaries) by the Company during the same period.

Denominator: (i) net cash taxes paid for the previous four fiscal quarters ending on such day, (ii) PLUS scheduled current maturities of any Indebtedness for the next four fiscal quarters, (iii) PLUS Consolidated Interest Expense for the previous four fiscal quarters ending on such day (excluding amounts included in Consolidated Interest Expense for amortization of deferred financing fees).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company (or the relevant Canadian Borrower, as applicable) is located. For purposes of this definition, (i) the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, (ii) Canada, and each province or territory therein, shall be deemed to constitute a single jurisdiction, and (iii) a Lender that has designated a Canadian lending office in respect of Loans made to a Canadian Borrower, or that is an Authorized Foreign Bank, shall be deemed to be organized under the laws of the jurisdiction in which the Canadian Borrower is located.

“Foreign Subsidiary” means any Subsidiary (other than Matrix Service Inc., an Ontario, Canada corporation, Matrix Service Industrial Contractors ULC, a Nova Scotia, Canada unlimited liability corporation, and Matrix Service ULC, an Alberta, Canada unlimited liability corporation) that is organized under the laws of a jurisdiction outside the United States of America.

“Foreign Subsidiary EBITDA” means, with reference to any period, the combined net income of all Foreign Subsidiaries for such period (i) plus, to the extent deducted in calculating net income for such period, (A) interest expense, (B) expense for income taxes paid or accrued, (C) depreciation, amortization and other non-cash charges (including but not limited to non-cash compensation expense recorded in accordance with ASC 718), (D) losses on sales of fixed assets, (E) losses arising from the early extinguishment of Indebtedness, and (F) extraordinary losses incurred other than in the ordinary course of business, (ii) minus, to the extent included in net income, (A) gains on sales of fixed assets, (B) gains arising from the early extinguishment of Indebtedness, and (C) extraordinary gains realized other than in the ordinary course of business, (iii) minus, to the extent included in calculating net income for such period, any Joint Venture Non-Cash Income for such period.

“Funded Bank Debt” on any particular date shall mean the sum of the following as of such date: (i) the aggregate outstanding principal amount of all Revolving Loans, (ii) the aggregate outstanding principal amount of all Swingline Loans and (iii) the aggregate outstanding amount of all LC Reimbursement Obligations.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any Letter of Credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means (i) those Persons who are guarantors under the Existing Guarantees and (ii) all other Persons who may execute in favor of the Administrative Agent, for the benefit of the Lenders, either any Guarantee in respect of any or all of the Obligations in form acceptable to the Lenders or a ratification and joinder of an Existing Guarantee in form acceptable to the Lenders.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increasing Lender” means a Lender that agrees to increase its Revolving Loan Commitment in accordance with the provisions of Section 2.04 or a new Lender that becomes party to this Agreement pursuant to the provisions of Section 2.04.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (excluding current accounts payable incurred in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Credit Agreement” means that certain Credit Agreement dated as of March 7, 2003, between the Company, JPMorgan Chase Bank, N.A. as Administrative Agent, a Lender and Issuing Bank, and the other financial institutions therein named as the Lenders, as amended by that certain Amendment One to Credit Agreement dated as of May 22, 2003, as further amended by that certain Amendment Two to Credit Agreement dated as of August 22, 2003, as further amended by that certain Amendment Three to Credit Agreement dated as of August 23, 2003, as further amended by that certain Amendment Four to Credit Agreement dated as of March 11, 2004, as further amended by that certain Amendment Five to Credit Agreement dated as of May 6, 2004, as further amended by that certain Amendment Six to Credit Agreement dated as of August 5, 2004, as further amended by that certain Amendment Seven to Credit Agreement dated as of October 6, 2004, as further amended by that certain Amendment Eight to Credit Agreement dated as of November 30, 2004, as further amended by that certain Amendment Nine to Credit Agreement dated as of April 22, 2005, and as further amended by that certain Amendment Ten to Credit Agreement dated as of August 10, 2005.

“Interest Election Request” means a request by the Company to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any Canadian Prime Rate Loan or any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any CDOR Rate Loan or any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a CDOR Borrowing or Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the last day of the month that such Loan is required to be repaid.

“Interest Period” means, (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect and (b) with respect to any CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the date which is 30, 60 or 90 days thereafter, as the Company may elect provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, (i) the date of a Revolving Borrowing initially shall be the date on which such Borrowing is made, and (ii) thereafter the initial date of the Interest Period shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” shall have the meaning assigned to such term in Revised Article 9 of the Oklahoma Uniform Commercial Code as in effect from time to time.

“Issuing Bank” means JPMorgan Chase, in its capacity as the issuer of Facility LCs hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Facility LCs to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Facility LCs issued by such Affiliate.

“ITA” means the Income Tax Act (Canada), as amended from time to time (or any successor statute).

“Joint Venture” means a Person (other than a natural person or Governmental Authority) that is (i) formed to be or represents a joint venture between the Company or one of its Subsidiaries and other Person(s) (regardless of the type of entity used), and (ii) formed for the purpose of bidding for, undertaking or handling specific projects or for the purpose of acquiring Equity Interests of any other Person.

“Joint Venture Non-Cash Income” means the non-cash portion (as to the Company or the applicable Subsidiary of the Company) of any income included in the Company’s Consolidated Net Income that is generated by a Joint Venture.

“JPMorgan Chase” means JPMorgan Chase Bank, N.A., a national banking association, and an authorized foreign bank under the Bank Act (Canada) acting through its Toronto Branch.

“Judgment Currency” has the meaning assigned to such term in Section 9.16(a).

“Judgment Currency Conversion Date” has the meaning assigned to such term in Section 9.16(a).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Facility LC.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Facility LCs at such time plus (b) the aggregate amount of all LC Reimbursement Obligations. The LC Exposure of any Lender at any time shall be its Applicable Revolving Loan Percentage of the total LC Exposure at such time.

“LC Reimbursement Obligations” means, at any time, the aggregate outstanding amount of all obligations of the Borrowers to reimburse the Issuing Bank for LC Disbursements pursuant to Section 2.06 of this Agreement.

“Lead Arranger” means J.P. Morgan Securities LLC

“Lenders” means (i) the Persons listed on Schedule 2.01 as the Lenders and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and (ii) the Designated Lenders, if any; provided however that the term “Lender” shall exclude the Designated Lenders when used in reference to a Borrowing (except to the extent a Designated Lender is the obligee of a Canadian Dollar Loan actually funded by such Designated Lender) or terms related to the Borrowings (except as noted above). Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person, or upon which such Person is an account party or for which such Person is in any way liable.

“LIBO Rate” means with respect to any Eurodollar Borrowing for any Interest Period, the interest rate determined by the Administrative Agent by reference to Reuters Screen LIBOR01, also referred to as Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page), at approximately 11:00 a.m. London time, two Business Days prior to the commencement of the Interest Period for dollar deposits with a maturity equal to such Interest Period. If no LIBO Rate is available to the Administrative Agent, the applicable LIBO Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPMorgan Chase offers to place US Dollar deposits having a maturity equal to such Interest Period with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, all Notes issued pursuant to Section 2.10(f), all letter of credit applications, all Collateral Documents, and all other mortgages, security agreements and other collateral or security documents, guaranty agreements and instruments from time to time made, issued or executed by any Person in connection with this Agreement.

“Loans” means the loans made by the Lenders pursuant to or as described in this Agreement.

“Margin Adjustment Date” means five (5) Business Days after each date on which the Company delivers financial statements in accordance with Sections 5.01(a) and (b) and the accompanying Compliance Certificate as required by Section 5.01(c).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of the Borrowers to perform any of their obligations under this Agreement or any of the other Loan Documents, or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Facility LCs) and Rate Management Obligations of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $2,000,000.00. For purposes of determining Material Indebtedness, the “principal amount” of Rate Management Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if the applicable Swap Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” means (i) those tracts and parcels of real property and all improvements thereon and appurtenances thereto described in the Perfection Certificate owned in fee by the applicable Credit Party (as opposed to a leasehold interest) and (ii) that tract or parcel of real property located at the Port of Catoosa in which one or more of the Credit Party(s) has a leasehold interest.

“Mortgages” means all fee or leasehold mortgages or deeds of trust, as applicable, necessary to create a first and prior lien in favor of Agent with respect to the fee or leasehold interest of the Company or its applicable Subsidiary in the Mortgaged Properties, including but not limited to those unreleased mortgages and deeds of trust described in part on the attached Exhibit F, that have been executed and delivered in favor of Agent pursuant to or in connection with the Initial Credit Agreement, the First A&R Credit Agreement, Second A&R Credit Agreement, or the Credit Agreement, as they have been or may be amended from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net PP&E” means, as of any date the net book value of all tangible assets of the Company as of such date on a consolidated basis that (i) have an estimated useful life of more than one (1) year as of the date of determination of the amount of Net PP&E, (ii) are not intended for sale in the ordinary course of business and (iii) are intended to be used or available for use by the Company or one of the Subsidiaries.

“Note” means a promissory note delivered to a Lender as contemplated by Section 2.10(f).

“Obligation Currency” has the meaning assigned to such term in Section 9.16(a).

“Obligations” means, without duplication, all any and all obligations, contingent or otherwise, now existing or hereafter arising, of the Company and the Subsidiaries to any of the Lenders or the Administrative Agent, or any of their respective Affiliates, or any indemnified party, arising under or in connection with the Loan Documents, whether now existing or hereafter arising, including without limitation unpaid principal of and accrued and unpaid interest on the Loans, all LC Reimbursement Obligations, all Rate Management Obligations as to any of the Lenders under any Swap Agreements, any and all overdrafts, and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party under any of the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from clauses (ii) and (iii) Operating Leases and Sale and Leaseback Transactions.

“Operating Lease” of a Person means any lease of property (other than a Capitalized Lease) by such Person as lessee.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a perfection certificate, in form and substance satisfactory to the Administrative Agent, executed by an appropriate officer or officers of the Company, certifying as to existence, description, location, and other matters regarding, the Collateral.

“Permitted Acquisition” means an Acquisition as to which all the requirements of Section 6.04(h) have either been met or waived in accordance with the provisions of this Agreement.

“Permitted Encumbrances” means:

(a) Liens for taxes, assessments or governmental charges or levies on its property if the same either (1) shall not at the time be delinquent, (2) thereafter can be paid without penalty, or (3) are being contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of the Company and its Subsidiaries in accordance with Agreement Accounting Principles;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested by appropriate proceedings with adequate reserves having been set aside on the books of the Company and its Subsidiaries in accordance with Agreement Accounting Principles;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, old age pensions, and other social security or retirement benefit laws or regulations;

(d) Liens or other interests of customers or vendors under title retention agreements or similar agreements whereby the Company or a Subsidiary obtains possession (but not ownership) of materials or goods provided to the Company or such Subsidiary by or for the account of a customer of the Company or such Subsidiary for the purpose of fabrication, assembly or manufacturing, provided that such interests attach only to such materials or goods;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means investments permitted by the Company’s Investment Policy as in effect as of the date hereof, a copy of which is attached as Exhibit I.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created under any of the Loan Documents on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by a Borrower under a Swap Agreement.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning set forth in Section 9.04.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, the Lenders having Revolving Credit Exposures and unused Revolving Loan Commitments representing at least fifty percent (50%) of the sum of the total Revolving Credit Exposures and unused Revolving Loan Commitments at such time, provided that each Designating Lender shall act on behalf of its Designated Lender in regard to any determination of Required Lenders.

“Restated Credit Agreements” means, collectively, the Initial Credit Agreement, the First A&R Credit Agreement and the Credit Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.04(a).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Termination Date” means November 7, 2016, or any earlier date on which the Revolving Loan Commitments are reduced to zero or all Revolving Loan Commitments are otherwise terminated pursuant to the terms hereof, and if any such day is not a Business Day, then the next Business Day.

“Revolving Loan” means a Loan made pursuant to Section 2.01 of this Agreement and also any Revolving Loan existing on the Closing Date.

“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Facility LCs and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.04, (b) reduced from time to time pursuant to Section 2.09 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable.

“S&P” means Standard & Poor’s.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Security Agreement” means each Existing Security Agreement and any other security agreement in a form acceptable to the Administrative Agent that is executed by the Company or any Guarantor after the Closing Date, as each of them has been or may be amended from time to time.

“Senior Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio determined as follows: (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the four fiscal quarters ending as of the last day of such fiscal quarter.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to the Company, at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Company in the Company’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the Company or one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company. Notwithstanding the foregoing, neither Matrix Service, Inc., Panama (formed in Panama) nor San Luis Tank S.A. de C.V. (formed in Mexico) shall be considered a Subsidiary as long as it is dormant, has no assets, conducts no operations and the Company has no plan or intention to utilize it for any purpose.

“Subsidiary Guaranty” means each Existing Guarantee and any other Guarantee in a form acceptable to the Administrative Agent that is executed by any Guarantor or other Person after the Closing Date pursuant to or in connection with any of the Restated Credit Agreements or this Agreement, or any agreement amending any such Guarantee, as each of them has been or may be amended from time to time.

“Subsidiary Trigger Date” has the meaning assigned to such term in Section 5.09(e).

“Substantial Portion” means, with respect to the property of the Company and its Subsidiaries, property which represents more than five percent (5%) of the consolidated assets of the Company and its Subsidiaries or property which is responsible for more than ten percent (10%) of the consolidated net income of the Company and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Company and its Subsidiaries for the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Revolving Loan Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Target” has the meaning assigned to such term in Section 6.04(h)(ix).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings, including interest and penalties in respect thereof, imposed by any Governmental Authority.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof, the issuance of Facility LCs hereunder and the granting and perfection of Liens to secure repayment of the Obligations.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate or, in the case of Canadian Dollar Loans, to the CDOR Rate or the Canadian Prime Rate.

“Unused Revolving Credit Facility Fee” has the meaning assigned to such term in Section 2.12.

“US Dollar Loan” means any Loan denominated in US Dollars bearing interest determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“US Dollars” or “US$” refers to lawful money of the United States of America.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D).

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties and all assets and properties of a mixed tangible and intangible nature, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the International Financial Reporting Standards (each an “Accounting Change”) or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then such provision shall be interpreted on the basis of GAAP or International Financial Reporting Standards, as applicable, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05. Currency Matters. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Administrative Agent and the Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts or proceeds denominated in other currencies shall be converted to the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination. Unless expressly provided otherwise, where a reference is made to a dollar amount, the amount is to be considered as the amount in US Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in US Dollars.

ARTICLE II.

The Credits

SECTION 2.01. Loans and Revolving Loan Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make CDOR Revolving Loans and Canadian Prime Rate Loans to the Canadian Borrowers denominated in Canadian Dollars and each Lender agrees to make ABR Revolving Loans and Eurodollar Revolving Loans to the Company denominated in US Dollars from time to time during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Loan Commitment; provided that (i) any Canadian Dollar Loans funded by a Designated Lender shall constitute a utilization against the Revolving Loan Commitment of its Designating Lender for all purposes hereunder, (ii) after giving effect to any Revolving Loan, (A) such Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Loan Commitment, (B) the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Loan Commitments, and (iii) at no time shall the aggregate outstanding Canadian Dollar Loans exceed $15,000,000 (with the Equivalent Amount of each such Canadian Dollar Loan in US Dollars for purposes of this sentence being measured only as of the time made). Within the foregoing limits and subject to the terms and conditions set forth in this Agreement, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their Applicable Revolving Loan Percentages. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or CDOR Rate Loans and each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith. Swingline Loans may be denominated in Canadian Dollars or in US Dollars. Each Swingline Loan denominated in Canadian Dollars shall be a Canadian Prime Rate Loan and each Swingline Loan denominated in US Dollars shall be an ABR Loan. Each Lender at its option may make any Eurodollar Revolving Loan and CDOR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000.00 and not less than $500,000.00. At the time each CDOR Borrowing is initially made, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn $50,000.00 and not less than Cdn $500,000.00 (with the Equivalent Amount of each such CDOR Borrowing in US Dollars for purposes of this sentence being measured only as of the beginning of such Interest Period). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000.00 and not less than $100,000.00, and at the time that each Canadian Prime Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn $100,000.00 and not less than Cdn $100,000.00; provided that an ABR Revolving Borrowing or Canadian Prime Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Loan Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount not less than US or Cdn $100,000.00. Borrowings of more than one Type and Class may be outstanding at the same time.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request or to elect to convert or continue any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Termination Date.

(e) For any Lender which is a Designating Lender, any Canadian Dollar Loan shall be made by its Designated Lender.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a CDOR Rate Borrowing or Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a Canadian Prime Rate Borrowing or an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Canadian Prime Rate Borrowing or an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the Borrower that will receive the requested Borrowing;

(ii) the aggregate amount of the requested Borrowing (in US Dollars or, with respect to Canadian Dollar Loans, in Canadian Dollars);

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, a CDOR Borrowing, or a Eurodollar Borrowing;

(v) in the case of a CDOR Rate Borrowing or a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Canadian Prime Rate Borrowing or an ABR Borrowing. If no Interest Period is specified with respect to any requested CDOR Borrowing or Eurodollar Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration (or 30 days in the case of a CDOR Borrowing). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

SECTION 2.04. Increase in Aggregate Revolving Loan Commitments.

(a) Request for Increase. The Company may, at any time and from time to time, request, by notice to the Administrative Agent, the Administrative Agent’s approval of an increase of the Aggregate Revolving Loan Commitments (a “Revolving Commitment Increase”) within the limitations hereafter described, which request shall set forth the amount of each such requested Revolving Commitment Increase. Administrative Agent shall notify all the Lenders of any such request and provide them the first right to participate in the same proportions that their respective Applicable Revolving Loan Percentages bear to those of all the Lenders who elect to participate therein. Within twenty (20) days of such request, the Administrative Agent shall advise the Company of its approval or disapproval of such request; failure to so advise the Company shall constitute disapproval. If the Administrative Agent approves any such Revolving Commitment Increase, then the Aggregate Revolving Commitment may be so increased (up to the amount of such approved Revolving Commitment Increase) by having one or more of the Lenders increase the amount of their then existing Revolving Loan Commitments and, if existing the Lenders do not choose to participate to the extent necessary for the applicable Revolving Commitment Increase to be provided entirely by existing the Lenders, by having one or more new the Lenders become the Lenders party to this Agreement. Any Revolving Commitment Increase shall be subject to the following limitations and conditions: (i) any Revolving Commitment Increase shall not be less than $5,000,000.00 (and shall be in integral multiples of $5,000,000.00 if in excess thereof); (ii) no Revolving Commitment Increase shall increase the Aggregate Revolving Loan Commitments to an amount in excess of $175,000,000.00; (iii) the provisions of Section 9.04(b) shall apply in respect of any Increasing Lender that is not a Lender prior to the Revolving Commitment Increase, as if such Increasing Lender were an assignee of a Revolving Loan Commitment, (iv) the Borrowers shall have executed and delivered to the Administrative Agent such Note or Notes as the applicable Increasing Lender shall request to reflect such Revolving Commitment Increase (or, in the case of a new Lender, such Lender’s Revolving Commitment); (v) the Company shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 4.01 modified to apply to the Revolving Commitment Increase and each Note executed and delivered in connection therewith); (vi) the Guarantors shall have consented in writing to the Revolving Commitment Increase and shall have agreed in writing that their Subsidiary Guarantees continue in full force and effect; and (vii) the Company, Subsidiaries and each Lender shall have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Revolving Commitment Increase. The form and substance of the documents required under clauses (iv) through (vii) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of any Revolving Commitment Increase.

(b) Revolving Loans by Increasing Lenders. Upon the effective date of any increase in the Aggregate Revolving Loan Commitments pursuant to the provisions hereof, which effective date shall be mutually agreed upon by the Company, each Increasing Lender and the Administrative Agent, each Increasing Lender shall make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all Increasing Lenders to the reduction of the outstanding Revolving Loans held by the Lenders, to cause the principal amount outstanding under the Revolving Loans made by each Lender (including, as applicable, any Increasing Lender) to be in the amount of its Applicable Revolving Loan Percentage (upon the effective date of such increase). The Borrowers hereby irrevocably authorize each Increasing Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Revolving Loans held by the other the Lenders hereunder. If, as a result of the repayment of the Revolving Loans provided for in this Section 2.04(b), any payment of a Eurodollar Revolving Borrowing or CDOR Revolving Borrowing occurs on a day which is not the last day of the applicable Interest Period, the Borrowers will pay to the Administrative Agent for the benefit of any of the Lenders holding such Borrowing any loss or cost incurred by such Lender resulting therefrom in accordance with Section 2.16. Upon the effective date of such increase in the Aggregate Revolving Loan Commitments, all Eurodollar Revolving Loans outstanding hereunder (including any Revolving Loans made by the Increasing Lenders on such date) shall be ABR Loans, subject to the Company’s right to convert the same to Eurodollar Loans on or after such date in accordance with the provisions of Section 2.08.

(c) Increasing Lenders’ Participation in Facility LCs. Upon the effective date of any increase in the Aggregate Revolving Loan Commitments and the making of the Revolving Loans by the Increasing Lenders in accordance with the provisions of Section 2.04(b), each Increasing Lender shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Lenders party to this Agreement immediately prior to the effective date of such increase, an undivided interest and participation in any Facility LCs then outstanding, ratably, such that each Lender (including each Increasing Lender) holds a participation interest in each such Facility LC in proportion equal to its Applicable Revolving Loan Percentage upon the effective date of such increase in the Aggregate Revolving Loan Commitments.

(d) No Obligation to Increase Revolving Loan Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of the Borrowers or the Administrative Agent to give or grant any Lender the right to increase its Revolving Loan Commitment hereunder at any time or a commitment or agreement on the part of any Lender to increase its Revolving Loan Commitment hereunder at any time, and no Revolving Loan Commitment of a Lender shall be increased without its prior written approval, which it may grant or deny in its sole discretion.

SECTION 2.05. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in Canadian Dollars to the Canadian Borrowers and Swingline Loans denominated in US Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed $10,000,000.00 (with the Equivalent Amount of each Canadian Dollar Swingline Loan in US Dollars for purposes of this sentence being measured only as of the time made); provided that (i) after giving effect to any Swingline Loan, the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Loan Commitments, and (ii) the Swingline Lender shall not be required to make a

Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan, as well as the name of the Borrower that will receive the Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Revolving Loan Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolving Loan Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

SECTION 2.06. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Facility LCs for its own account or for the account of any Subsidiary, and denominated in either Canadian Dollars or US Dollars, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by any Borrower with, the Issuing Bank relating to any Facility LC, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Facility LC (or the amendment, renewal or extension of an outstanding Facility LC), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Facility LC, or identifying the Facility LC to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Facility LC is to expire (which shall comply with paragraph (c) of this Section), the amount of such Facility LC, the name of the Borrower on whose account the Facility LC is to be issued, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Facility LC. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Facility LC. A Facility LC shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Facility LC the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Loan Commitments.

(c) Expiration Date. Each Facility LC shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Facility LC (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Revolving Credit Termination Date.

(d) Participations. By the issuance of a Facility LC (or an amendment to a Facility LC increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Facility LC equal to such Lender’s Applicable Revolving Loan Percentage of the aggregate amount available to be drawn under such Facility LC. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Revolving Loan Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Facility LCs is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Facility LC or the occurrence and continuance of a Default or reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Facility LC, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $500,000.00, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Canadian Prime Rate Borrowing, an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Rate Borrowing, ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Revolving Loan Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Revolving Loan Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such the Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Canadian Prime Rate Loan, ABR Revolving Loan or Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Facility LC or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Facility LC proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Facility LC against presentation of a draft or other document that does not comply with the terms of such Facility LC, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Facility LC or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Facility LC (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any of the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Facility LC comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Facility LC, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Facility LC.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Facility LC. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Canadian Prime Rate Revolving Loans (if the LC Disbursement is in Canadian Dollars) or ABR Revolving Loans (if the LC Disbursement is in US Dollars); provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Facility LCs to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Facility LCs issued by it prior to such replacement, but shall not be required to issue additional Facility LCs.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Lenders with LC Exposure representing greater than fifty percent (50%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any of the Borrowers described in clause (h) or (i) of ARTICLE VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing greater than fifty percent (50%) of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

SECTION 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Company or the applicable Canadian Borrower, as the case may be, by promptly crediting the amounts so received, in like funds, to an account of the Company or the applicable Canadian Borrower, maintained with the Administrative Agent in Tulsa, Oklahoma or elsewhere and designated by the Company in the applicable Borrowing Request; provided that ABR Revolving Loans and Canadian Prime Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of either the Federal Funds Effective Rate (in the case of US Dollar-denominated amounts) or the Administrative Agent’s cost of funds (in the case of Canadian Dollar-denominated amounts) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans (in the case of US Dollar-denominated amounts) or Canadian Prime Rate Revolving Loans (in the case of Canadian Dollar-denominated amounts). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a CDOR Revolving Borrowing or Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing provided that a Borrowing in one currency may only be converted to another Type of Borrowing denominated in the same currency as the Borrowing to be so converted. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions of a Borrowing, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing, if in Canadian Dollars, is to be a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing, or, if in US Dollars, is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a CDOR Borrowing or Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a CDOR Borrowing or Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of 30 days for a CDOR Borrowing or one month for a Eurodollar Borrowing.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion, if any, of each Borrowing affected by such Interest Election Request.

(e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f) If the Company fails to deliver a timely Interest Election Request with respect to a CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a CDOR Rate Borrowing and (ii) unless repaid, each CDOR Rate Borrowing shall be converted to a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Revolving Loan Commitments.

(a) Unless previously terminated, the Revolving Loan Commitments shall terminate on the Revolving Credit Termination Date.

(b) The Company may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is an integral multiple of $5,000,000.00 and not less than $5,000,000.00 and (ii) the Company shall not terminate or reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the aggregate Revolving Credit Exposures would exceed the Aggregate Revolving Loan Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Loan Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Loan Commitments shall be permanent. Each reduction of the Revolving Loan Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Loan Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Termination Date; and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding.

(b) If at any time the total of all Revolving Credit Exposures exceeds the Aggregate Revolving Loan Commitments, the Borrowers shall immediately repay Revolving Loans in an aggregate principal amount sufficient to eliminate any such excess. If the Revolving Loans have been paid in full, such repayment (or the portion thereof remaining after payment of the Revolving Loans in full) shall be applied to cash collateralize the Letters of Credit.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, Agent shall prepare and the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Each Note in favor of a Designating Lender shall be deemed to include and represent the obligations to repay the Canadian Dollar Loans funded by the Designated Lender as part of such Designating Lender’s Revolving Loan Commitment.

SECTION 2.11. Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b).

(b) The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment by the Borrowers hereunder (i) in the case of prepayment of a CDOR Rate Borrowing or Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Canadian Prime Rate Borrowing or an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Loan Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees.

(a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender an Unused Revolving Credit Facility Fee, which shall accrue at the rate per annum set forth below on the daily amount of the unused Revolving Loan Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Revolving Loan Commitment terminates:

Senior Leverage Ratio	Unused Revolving Credit Facility Fee (bps)
≥ 2.00 to 1.00	45
< 2.00 to 1.00, but ≥ 1.50 to 1.00	40
< 1.50 to 1.00, but ≥ 1.00 to 1.00	35
< 1.00 to 1.00	30

The Unused Revolving Credit Facility Fee shall be determined in accordance with the foregoing table based on the Senior Leverage Ratio as reflected in the then most recent financial statements delivered pursuant to Section 5.01(a) or (b). Adjustments, if any, to the Unused

Revolving Credit Facility Fee shall be effective on the Margin Adjustment Date. If the Company fails to deliver the financial statements to the Administrative Agent at the time required pursuant to Section 5.01(a) or (b), then the Unused Revolving Credit Facility Fee shall be adjusted to the highest fee set forth in the foregoing table until five (5) Business Days after such financial statements are so delivered. If at any time previously issued financial statements are adjusted or restated by the Company after delivery pursuant to Section 5.01(a) or (b) to correct an error contained therein, then any resulting changes in the Unused Revolving Credit Facility Fee that would arise from any change in the Senior Leverage Ratio as determined according to the adjusted or restated financial statements shall be effective retroactively as if such adjusted or restated financial statements had been delivered at the time originally required pursuant to Section 5.01. Accrued Unused Revolving Credit Facility Fees shall be payable in arrears on the first day of each fiscal quarter (currently January 1, April 1, July 1, and October 1 of each year) and on the date on which the Revolving Loan Commitments terminate, commencing on the first such date to occur after the date hereof; provided that (i) any Unused Revolving Credit Facility Fees accruing after the date on which the Revolving Loan Commitments terminate shall be payable on demand and (ii) any additional Unused Revolving Credit Facility Fees accruing due to adjusted or restated financial statements and determined after they would have been payable hereunder shall be payable on demand. All Unused Revolving Credit Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Facility LCs, which shall accrue at a rate per annum equal to the Applicable Rate for Eurodollar Revolving Loans in the case of Facility LCs denominated in US Dollars and at a rate per annum applicable to the Applicable Rate for Canadian Prime Rate Revolving Loans in the case of Facility LCs denominated in Canadian Dollars, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Loan Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee of 0.125% per annum of the face of amount of each Facility LC, as well as the Issuing Bank’s standard fees with respect to the issuance, documentation, processing, amendment, renewal or extension of any Facility LC or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Revolving Loan Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

(d) The Company shall pay the cost of all audits, inspections, valuations and/or field examinations conducted pursuant to Section 5.06, provided that if no Event of Default shall be continuing, the Company shall not be required to pay for (i) any such audit, inspection, valuation and/or field examination conducted prior to the date one (1) year after the Closing Date or (ii) more than two (2) such audits, inspections, valuations and/or field examinations per calendar year.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in US Dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans comprising each Canadian Prime Rate Borrowing (including each Swingline Loan denominated in Canadian Dollars) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of overdue interest on any CDOR Rate Borrowing, 2% plus the rate applicable to CDOR Rate Loans as provided in paragraph (c) of this Section, (iii) in the case of any other amount denominated in US Dollars, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, or (iv) in the case of any other amount denominated in Canadian Dollars, 2% plus the rate applicable to Canadian Prime Rate Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Loan Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Canadian Prime Rate Revolving Loan or an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any CDOR Rate Loan or Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) any additional accrued interest accruing due to adjusted or restated financial statements to correct an error contained therein and determined after such interest would have been payable hereunder shall be payable on demand.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base

Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (ii) interest computed by reference to the Canadian Prime Rate or the CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, Canadian Prime Rate, CDOR Rate, or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) For purposes of the Interest Act (Canada), where in this Agreement or any other Loan Document a rate of interest is to be calculated on the basis of a year of 360, 365 or 366 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360, 365 or 366, as applicable.

(h) If any provision of this Agreement or of any of the other Loan Documents would obligate any Credit Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.13, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Credit Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrowers. Any amount or rate of interest referred to in this Section 2.13(g) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the earliest possible date to the Revolving Credit Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

(i) In the event that any financial statement delivered pursuant to Section 5.01(a) or (b) is shown to be inaccurate (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”), the Company shall immediately (a) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (b) determine the Applicable Rate for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.

SECTION 2.14. Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such the Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) If prior to the commencement of any Interest Period for a CDOR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the CDOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the continuation of any Borrowing as, a CDOR Rate Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or CDOR Loans, Eurodollar Loans or ABR Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any CDOR Rate Loan, Eurodollar Loan or ABR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or CDOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or CDOR Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or CDOR Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the CDOR Rate plus the Applicable Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for US Dollar deposits of a comparable amount and period to such Eurodollar Loan from other banks in the eurodollar market, or for Canadian Dollar deposits of a comparable amount and period to such CDOR Rate Loan from other banks in the Canadian bankers’ acceptance market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes.

(a) Withholding of Taxes; Gross-Up. Each payment by any Credit Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Credit Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan

Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 10 days after the Recipient delivers to the Company a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of the Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (F) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall promptly update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any this Agreement or any other Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit H (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the

Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such indemnified party can demonstrate in good faith that such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrowers shall make each payment required to be made by the Borrowers hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the currency in which the applicable Obligations are denominated, and, if not otherwise specified, in US Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other the Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of the Lenders.

(a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Loan Commitment of such Defaulting Lender pursuant to Section 2.12;

(b) the Revolving Loan Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all the Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all the Lenders or each affected Lender which affects such Defaulting Lender differently than other affected the Lenders shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j);

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12 with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein).

(e) In the event that the Administrative Agent, the Company, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other the Lenders (other than Swingline Loans) as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21. Liability of the Borrowers; Borrower Representative.

(a) The Borrowers are accepting and do hereby accept joint and several liability hereunder in regard to all Canadian Dollar Loans and all Obligations related thereto, in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability as set forth herein. Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability and any and all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or the Lenders. The provisions of this Section shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied and all Revolving Loan Commitments are terminated and of no further force and effect. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated and in effect as though such payment had not been made. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable Federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect.

(b) Nothing herein is intended to or shall be construed to modify or restrict any Existing Guarantee to which any Canadian Borrower is a party.

(c) The Company is hereby appointed by each of the Canadian Borrowers as its contractual representative hereunder and under each other Loan Document, and each of the Canadian Borrowers irrevocably authorizes the Company to act as the contractual representative of such Canadian Borrower in regard to this Agreement and the other Loan Documents.

ARTICLE III.

Representations and Warranties

The Borrowers represent and warrant to the Administrative Agent and Lenders that:

SECTION 3.01. Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than those Liens which are created or imposed hereunder or pursuant to the Collateral Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change; Absence of Default.

(a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2011, reported on by Deloitte & Touche LLP, independent registered public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since June 30, 2011, there has been no adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

(c) No Default has occurred and is continuing.

SECTION 3.05. Properties.

(a) Each of the Company and the Guarantors has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except as set forth on Schedule 3.05.

(b) Each of the Company and the Guarantors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and Guarantors does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters.

(a) Except as discussed in Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) In the ordinary course of its business the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities to which the Company or its Subsidiaries may be subject due to Environmental Laws. On the basis of this consideration, except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal, state, provincial or territorial investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with Agreement Accounting Principles and as to which no Lien exists or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any Taxes or other governmental charges are adequate. Each of the Company and its Subsidiaries has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes.

SECTION 3.10. ERISA; Canadian Pension and Benefit Plans.

(a) Except as set forth on Schedule 3.10(a), (i) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect and (ii) neither the Company nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $500,000.00 in the aggregate.

(b) None of the Company or any of its Subsidiaries has any Canadian Pension Plan.

(c) Except where the failure to perform any obligation or make any withholding, collection or payment, as applicable, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) all obligations of the Company and its Subsidiaries (including fiduciary, funding, investment, administration and reporting obligations) required to be performed by them in connection with the Canadian Benefit Plans and the funding agreements therefor have been performed (ii) all contributions or premiums required to be made or paid by the Company and its Subsidiaries to the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all applicable laws, and (iii) all employee contributions to the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by the Company and its Subsidiaries and have been fully paid into those plans in compliance with the plans and applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Benefit Plans, except where any such withdrawals or applications could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There is no proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving the Canadian Benefit Plans, and no facts exist which could reasonably be expected to give rise to that type of proceeding, action, suit or claim, except where the outcome thereof could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No promises of benefit improvements under the Canadian Benefit Plans the Company or any of its Subsidiaries have been made except where improvement could not have a Material Adverse Effect.

SECTION 3.11. Plan Assets; Prohibited Transactions; ERISA. Except as to salary deferrals before they are put into trust, no Borrower is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code). Neither the execution of this Agreement nor the extending of Loans or issuance of Facility

LCs hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or results in or causes an ERISA Event.

SECTION 3.12. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates and other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.13. Subsidiaries. Schedule 3.13 contains an accurate list of and other information regarding all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. Deliberately omitted from Schedule 3.13 are Matrix Service, Inc., Panama (formed in Panama) and San Luis Tank S.A. de C.V. (formed in Mexico), both of which the Company has represented and does hereby represent to Agent and the Lenders are now dormant and neither of which (i) the Company has any plan or intention to revive or utilize in any way or (ii) has any assets or operations whatsoever. All of the issued and outstanding shares of capital stock or other ownership interests of all Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

SECTION 3.14. Material Agreements. Neither the Company nor any Subsidiary is subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness, including but not limited to any of the Loan Documents.

SECTION 3.15. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical (excluding the cost of continuation coverage as required by §4980(B) of the Code or by similar, applicable state insurance laws) and insurance benefits payable by the Company and its Subsidiaries to its employees and former employees, as estimated by the Company in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $500,000.00.

SECTION 3.16. Solvency.

(a) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis;

(ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b) The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.17. Payment and Performance Bonds. Attached hereto as Schedule 3.18 is a list and brief description of all payment and performance bonds to which the Company or any of the Subsidiaries is a party as of the Closing Date. No such bonds (or any application or related documents) currently evidence any collateral or security of any kind or nature in favor of the surety thereunder other than Facility LCs that have been issued in connection with certain of those bonds.

SECTION 3.18. Commercial Tort Claims. As of the Closing Date, neither the Company nor any of the Subsidiaries owns or has any interest in any “commercial tort claim” (as that term is defined in 12A Okla. Stat. §1-9-102(a)(13) as of the Closing Date) that has not been specifically described in a Security Agreement as part of the collateral thereunder.

ARTICLE IV.

Conditions

SECTION 4.01. Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Facility LCs hereunder shall not become effective until the date on which each of the following conditions is satisfied to the satisfaction of each Lender (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received copies of the articles or certificate of incorporation or organization of each Credit Party, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of incorporation as of a date acceptable to the Lenders, and any other information required by Section 326 of the USA Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of the Credit Parties as required by Section 326 of the USA Patriot Act.

(c) The Administrative Agent shall have received a certificate of good standing for each of the Company and each Guarantor, certified by the applicable government officer in its jurisdiction of incorporation or organization as of a date acceptable to the Lenders.

(d) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Credit Party, (i) of its by-laws, operating agreement or other internal governance documents, together with all amendments thereto, (ii) of the resolutions or actions of its Board of Directors or other governing body authorizing the execution of the Loan Documents to which such Credit Party is a party and (iii) of incumbency which identifies by name and title and bears the signatures of the Authorized Officers of each Credit Party authorized to sign the Loan Documents to which it is a party and, in the case of the Company, the Authorized Officers of the Company authorized to submit Borrowing Requests, upon which certificate the Administrative Agent shall be entitled to rely until informed of any change in writing by an Authorized Officer.

(e) The Administrative Agent shall have received a certificate, signed by a vice president of the Company, stating that, as of the Closing Date (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties contained in ARTICLE III of this Agreement are true and correct in all material respects, and (iii) there has been no material adverse change in the business, assets, operations, or condition of the Company and its Subsidiaries, taken as a whole, since June 30, 2011.

(f) The Administrative Agent shall have received a Borrowing Request with respect to any Revolving Loans to be made on the Closing Date.

(g) The Administrative Agent shall have received Notes payable to the order of the appropriate the Lenders.

(h) The Administrative Agent shall have received all Collateral Documents (or amendments, supplements or ratifications thereof) that may be required by the Administrative Agent and any other documents, agreements, instruments or certificates as the Administrative Agent may require in order to evidence the grant to the Administrative Agent of a Lien against any property of the Company or any of the Subsidiaries desired by the Administrative Agent or to perfect any such Lien, all of which shall be Collateral Documents hereunder.

(i) The Administrative Agent shall have received ratification agreements in form acceptable to the Administrative Agent by the Company and all Guarantors of all Guarantees and Collateral Documents currently in existence.

(j) The Administrative Agent shall have received a completed and appropriately executed Perfection Certificate in form acceptable to the Administrative Agent.

(k) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Conner & Winters, LLP, counsel for the Borrowers, substantially in the form of Exhibit B, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(l) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of any of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(m) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including but not limited to (i) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder, (ii) all fees previously agreed to be paid to the Administrative Agent, to any of the Lenders and to J.P. Morgan Securities LLC as Sole Bookrunner and Sole Lead Arranger prior to or on the Closing Date and (iii) all fees due and payable to the lenders under the Restated Credit Agreements.

(n) The Administrative Agent shall have received such other documents and instruments as it or its counsel may have requested.

(o) The Administrative Agent shall have received payment of all accrued and unpaid interest on the loans outstanding under the Credit Agreement up to the Closing Date.

(p) All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Borrowers’ business shall have been obtained and shall be in full force and effect.

(q) The Administrative Agent shall have received a copy of the financial statements of the Company for the most recently ended fiscal year.

The Administrative Agent shall notify the Company and the Lenders of the Closing Date. Notwithstanding the foregoing, the obligations of the Lenders to make Revolving Loans and of the Issuing Bank to issue Facility LCs hereunder shall not become effective unless each of the foregoing conditions is satisfied at or before 3:00 p.m., Oklahoma time, on November 11, 2011 (and, in the event such conditions are not so satisfied or waived, the Revolving Loan Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Revolving Loan on the occasion of any Revolving Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Facility LC, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Revolving Borrowing or the date of issuance, amendment, renewal or extension of such Facility LC, as applicable, except to the extent limited to a specific prior date or incorrect as a result of transactions permitted under the Loan Documents.

(b) At the time of and immediately after giving effect to such Revolving Borrowing or the issuance, amendment, renewal or extension of such Facility LC, as applicable, no Default shall have occurred and be continuing.

Each Revolving Borrowing and each issuance, amendment, renewal or extension of a Facility LC shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V.

Affirmative Covenants

Until the Revolving Loan Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Facility LCs shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; Other Information. The Company will furnish to the Administrative Agent and each Lender:

(a) Within ninety (90) days after the close of each of its fiscal years, (i) copies of the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, together with the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail, setting forth in each case in comparative form the audited consolidated figures as of the end of and for the previous fiscal year, in reasonable detail and prepared in accordance with Agreement Accounting Principles, and accompanied by a report and opinion of an independent certified public accountant reasonably acceptable to the Lenders which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall be unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company’s independent certified public accountants) and not subject to any “going concern” or like qualification or exception and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and Subsidiaries as at the end of such fiscal year and their consolidated results of operations and cash flows for such fiscal year in conformity with Agreement Accounting Principles (or words substantially similar to the foregoing) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, (ii) a certificate of its independent registered certified public accountants rendering the report thereon stating whether, in connection with their audit examination, anything has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements, and if such a condition or event has come to their attention, specifying in reasonable detail the nature and period, if known, of existence thereof, and (iii) any management letter prepared by such accountants.

(b) Within forty-five (45) days after the end of the first three fiscal quarters of the Company’s fiscal year, a consolidated balance sheet of the Company and Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and setting forth in comparative form the consolidated figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Financial Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its

Subsidiaries in accordance with Agreement Accounting Principles, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) Together with the financial statements required under Sections 5.01(a) and (b), a Compliance Certificate in substantially the form of Exhibit C signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement (including without limitation all the calculations specified in Exhibit C) and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof and the action the Company has taken, is taking, or proposes to take in respect thereto (a “Compliance Certificate”).

(d) As soon as possible and in any event within ten (10) days after receipt by the Company, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any Hazardous Material into the environment, and (b) any notice alleging any violation of any Environmental Law by the Company or any of its Subsidiaries which, in either case, could reasonably be expected to have a Material Adverse Effect.

(e) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished, if not previously delivered to the Administrative Agent.

(f) Promptly upon the filing thereof, copies of all annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission, if not previously delivered to the Administrative Agent.

(g) Promptly following any request therefor, a bonding report as of a date no earlier than the last day of the fiscal quarter showing, as to all bonds to which the Company or any Subsidiary is a party, the following: (i) the identity of the principal, the identity of the obligee, a description of the applicable project, the type of bond, the amount of the bond, the premium paid for the bond, and the effective date and expiration date of the bond, and (ii) such other information regarding such bonds as reasonably requested by the Administrative Agent or any Lender.

(h) Within ninety (90) days after the end of the Company’s fiscal year, financial projections for the Company and each Subsidiary, and for the Company and the Subsidiaries on a consolidated basis, for the next fiscal year.

(i) Together with the financial statements required under Section 5.01(a) and (b), abbreviated consolidating balance sheets and income statements in detail sufficient to determine compliance with Section 5.09, including without limitation the accuracy of the calculations pertinent to Section 5.09(c) and (d) that are included in the Compliance Certificate.

(j) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the

Company posts such documents, or provides a link thereto on the Company’s website on the Internet at http://matrixservice.com/InvestorSECFiling.asp; or (ii) on which such documents are posted on the Company’s behalf on the SEC’s website); provided that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies and (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders thereof) of the posting of any such documents and provide to the Administrative Agent (and the Administrative Agent shall promptly provide such documents to the Lenders) by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $100,000.00; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with Agreement Accounting Principles and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and the Company will furnish to any Lender upon request full information as to all insurance carried.

SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to audit, visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Company will, and will cause each of its Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent or any Lender shall reasonably require.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for the purposes set forth in this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Additional Subsidiaries; Foreign Subsidiaries.

(a) The Company shall notify Administrative Agent within ten (10) days of the time that any Person becomes a Subsidiary as a result of the creation of such Subsidiary or an Acquisition permitted by Section 6.04 or otherwise, which notice shall be accompanied by a revised Schedule 3.13 prepared by the Company and containing the information necessary to cause the representations and warranties of the Company set forth in Section 3.13 of this Agreement to be true and correct in all material respects on and as of the date of delivery thereof to the Administrative Agent (each a “Revised Schedule 3.13”). Schedule 3.13 shall be replaced by any such Revised Schedule 3.13, and this Agreement shall be amended accordingly, upon approval of such Revised Schedule 3.13 by the Administrative Agent, notwithstanding any contrary provision of this Agreement.

(b) Within the earlier of (i) forty-five (45) days after the date that any Person becomes a Domestic Subsidiary as a result of the creation of such Domestic Subsidiary or an Acquisition permitted by Section 6.04 or otherwise (or such later time as may be agreed by the Administrative Agent up to thirty (30) days after the end of such forth-five (45) day period) or (ii) twenty (20) days after demand therefor by the Administrative Agent, (i) the Company shall cause such Subsidiary to become a Guarantor by such Domestic Subsidiary executing and delivering to Administrative Agent a counterpart of the Existing Guarantees or such other document as Administrative Agent shall deem appropriate for such purpose, (ii) if required by Administrative Agent, such Domestic Subsidiary shall execute and deliver to Administrative Agent a Security Agreement to secure the Obligations, along with such documents and instruments as may be necessary to perfect the applicable security interest(s), (iii) if required by Administrative Agent, the Person(s) owning such Subsidiary’s Equity Interests shall execute and deliver such documents and instruments as Administrative Agent shall require to pledge 100% of the Equity Interests in such Subsidiary to secure the Obligations (provided that nothing herein shall negate the effect of any Existing Security Agreement then in effect that encumbers such Equity Interests) and to perfect such pledge, and (iv) the Company shall cause the Administrative Agent to receive documents of the types referred to in Section 4.01(b), (c) and (d) in regard to such Domestic Subsidiary (and, if applicable, the Person pledging the Equity Interests in such Subsidiary) and favorable opinions of counsel to such Person(s) (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and shall be addressed to the Administrative Agent and the Lenders), all in form, scope and content reasonably satisfactory to Administrative Agent.

(c) If as of the close of any fiscal quarter the total assets of the Foreign Subsidiaries comprise 15% or more of the consolidated total assets of the Company and its Subsidiaries, then as to those Foreign Subsidiary(s) so designated by the Administrative Agent, any one or more of the following, as requested by the Administrative Agent, shall occur:

(i) such Foreign Subsidiary(s) shall execute and deliver to Administrative Agent a counterpart of the Existing Guarantees or such other document as Administrative Agent shall deem appropriate for such purpose,

(ii) such Foreign Subsidiary(s) shall execute and deliver to Administrative Agent a Security Agreement to secure the Obligations and such documents as may be necessary to perfect the applicable security interest(s),

(iii) the Person(s) owning Equity Interests in such Foreign Subsidiary(s) shall execute and deliver such documents and instruments as Administrative Agent shall require to pledge 100% (or such lesser amount as may be approved by the Administrative Agent) of the Equity Interests in such Foreign Subsidiary(s) to secure the Obligations (provided that nothing herein shall negate the effect of any Security Agreement then in effect that encumbers such Equity Interests) and to perfect such pledge, and

(iv) the Company shall cause the applicable Person(s) to deliver to the Administrative Agent the following:

(A) documents of the types referred to in Section 4.01(b), (c) and (d) in regard to such Foreign Subsidiary(s) (and, if applicable, the Person pledging the Equity Interests in such Foreign Subsidiary(s)) and

(B) either of the following, all in form, scope and content reasonably satisfactory to the Administrative Agent:

(1) favorable opinions of counsel to such Person(s) (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in Section 5.09(c)(i), (ii) and (iii) above and shall be addressed to the Administrative Agent and the Lenders), or

(2) other assurances in regard to the legality, validity, binding effect and enforceability of the documentation referred to in Section 5.09(c)(i), (ii) and (iii) above;

(d) If for any rolling four quarters period the Foreign Subsidiary EBITDA is greater than or equal to 15% of the Consolidated EBITDA for the same period, then either (i) for purposes of calculating the Fixed Charge Coverage Ratio and Senior Leverage Ratio for such period, Consolidated EBITDA shall mean Consolidated EBITDA less an amount equal to the amount by which Foreign Subsidiary EBITDA exceeds 15% of the Consolidated EBITDA for such period or (ii) at the Company’s election, such election to be made and communicated in writing to the Administrative Agent in the Compliance Certificate for the applicable reporting period in question, such occurrence shall be treated the same as if the total assets of the Foreign Subsidiaries comprise 15% or more of the consolidated total assets of the Company and its Subsidiaries, as described in Section 5.09(c) above.

(e) If and to the extent that any documents and instruments are required to be delivered pursuant to Section 5.09(c) or (d), the Company shall deliver such documents and instruments to the Administrative Agent within 45 days after the Subsidiary Trigger Date. “Subsidiary Trigger Date” means the date the Company delivers to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) financial statements (and accompanying Compliance Certificate) that demonstrate that the applicable threshold set forth in Section 5.09(c) or (d) has been met.

SECTION 5.10. Collateral Records. The Company agrees to execute and deliver promptly, and to cause each other Credit Party to execute and deliver promptly, to the Administrative Agent, from time to time, solely for the Administrative Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as the Administrative Agent may reasonably require designating, identifying or describing the Collateral. The failure by the Company or any other Credit Party, however, to promptly give the Administrative Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

SECTION 5.11. Security Interests. The Company shall, and shall cause each other Credit Party to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Company shall, and shall cause each other Credit Party to, comply with the requirements of all state and federal laws in order to grant to the Administrative Agent valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property or deposit account, being effected by giving the Administrative Agent control of such investment property or deposit account, rather than by the filing of a financing statement (under the UCC or PPSA) with respect to such investment property. The Administrative Agent is hereby authorized by the Company to file any financing statements (under the UCC or PPSA) covering the Collateral. The Company shall, and shall cause each other Credit Party to, do whatever the Administrative Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, financing statements (under the UCC or PPSA), fixture filings and amendments, renewals and continuations thereof; cooperating with the Administrative Agent’s representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgagees; and, paying claims which might, if unpaid, become a Lien on any of the Collateral. Without limitation of the foregoing, after the Closing Date the Company shall, and shall cause each other Credit Party to, execute and deliver (i) such modifications to the Mortgages as the Administrative Agent requires, and (ii) control agreements covering any demand, time, savings, passbook, or other similar deposit account maintained by the Company or any other Credit Party with any bank or other financial institution, countersigned by such bank or financial institution, in form acceptable to the Administrative Agent.

SECTION 5.12. Matrix Service Specialized Transport, Inc. The Company has notified Administrative Agent that it intends to cause Matrix Service Specialized Transport, Inc., a Pennsylvania corporation (“Matrix Transport”), to cease to exist through a dissolution, merger into another Person, or otherwise (the “Event”). Administrative Agent and the Lenders hereby consent to the Event subject to the following conditions:

(a) the Event occurs on or before the March 31, 2014;

(b) the Event occurs at a time when no Default or Event of Default then exists; and

(c) as a part of or in conjunction with any such Event that occurs, the assets of Matrix Transport are transferred to or become the property of a Subsidiary that:

(i) is then party to a Subsidiary Guaranty; and

(ii) the assets, including those assets of Matrix Transport, transferred to or that otherwise become property of such Subsidiary as part of or in conjunction with the Event, are subject to a perfected, first priority lien and security interest in favor of Administrative Agent, for the benefit of the Lenders, securing the Obligations.

SECTION 5.13. Canadian Benefit Plans. The Company shall perform, and shall cause its Subsidiaries to perform, all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with each Canadian Benefit Plan and the funding media therefor; make, and cause its Subsidiaries to make, all contributions and pay, and cause its Subsidiaries to pay, all premiums required to be made or paid by it or them in accordance with the terms of the plan and all applicable laws; and withhold, and cause its Subsidiaries to withhold, by way of authorized payroll deductions or otherwise collect and pay into the plan all employee contributions required to be withheld or collected in accordance with the terms of the plan and all applicable laws.

ARTICLE VI.

Negative Covenants

Until the Revolving Loan Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Facility LCs have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness to the Lenders created under or contemplated by this Agreement;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

(d) Capital Lease Obligations;

(e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets other than Capital Lease Obligations, and including any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred or assumed prior to, contemporaneously with or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $500,000.00 at any time outstanding;

(f) other Indebtedness not described in subsections (a) through (e) above in an aggregate principal amount not exceeding $3,000,000.00 at any time outstanding; and

(g) Guarantees of the Company or any Subsidiary in respect of Indebtedness of the Company or any Subsidiary that is otherwise permitted under this Agreement.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) Any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed ninety percent (90%) of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(d) Liens relating to Capital Lease Obligations permitted by clause (d) of Section 6.01;

(e) In the case of any Subsidiary that is not a Wholly-Owned Subsidiary, any purchase options, calls or similar rights set forth in its organizational documents or any related joint venture or similar agreement, provided that in any such case such purchase options, calls or similar rights are subordinated to any Lien in favor of the Administrative Agent in a manner reasonably satisfactory to the Administrative Agent;

(f) Liens not otherwise permitted hereunder; provided that the aggregate principal amount of the obligations secured by such Liens does not exceed $3,000,000.00 at any time outstanding; and

(g) Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

SECTION 6.03. Fundamental Changes.

(a) The Company will not, and will not permit any Subsidiary to, merge into, or amalgamate, or consolidate with any other Person, or permit any other Person to merge into, or amalgamate, or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary, and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all its assets to the Company or to another Subsidiary and subsequently liquidate or dissolve; provided that (A) at least thirty (30) days prior to the effectiveness of any of those transactions described in (a) (i), (ii) and (iii), the Company shall provide to the Administrative Agent notice and a description of the material provisions of such transaction, and (B) prior to the effectiveness of any such transaction, the Company shall provide to the Administrative Agent all documents, agreements and instruments that Administrative Agent shall request relating to the Liens against property of any Subsidiary and the perfection thereof.

(b) The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including without limitation Equity Interests in any Subsidiaries), whether now owned or hereafter acquired, except (i) sales of inventory and obsolete or unneeded equipment in the ordinary course of business and (ii) sales, transfers, leases or other dispositions of assets that, together with all other assets of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory and obsolete or unneeded equipment in the ordinary course of business) as permitted by this Section 6.03(b) during the twelve-month period ending with the month in which any such transfer, lease, sale or other disposition occurs, do not have a fair market value, as reasonably determined by the Board of Directors of the Company, in excess of $15,000,000.00.

(c) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and/or any one or more of its Subsidiaries on the date of this Agreement and businesses substantially related or incidental thereto (it being understood that the Company and its Subsidiaries may expand their existing construction services, fabrication services and/or repair and maintenance services businesses into additional market segments or industries and augment their existing technology and expertise).

(d) The Company will not change its fiscal year.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions, Including Acquisitions of Joint Ventures. The Company will not, and will not permit any of its Subsidiaries to, make or permit any Acquisition, make or permit to exist any loans or advances to any other Person, Guarantee any obligations of any other Person, or make or permit to exist any investment or any other interest in any other Person, except:

(a) Permitted Investments;

(b) investments by the Company existing on the date hereof in the capital stock of its Subsidiaries;

(c) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary, to the extent made in the ordinary course of business consistent with past practices;

(d) Guarantees constituting Indebtedness permitted by Section 6.01;

(e) Guarantees of the Company or any Subsidiary in respect of obligations (other than obligations constituting Indebtedness) of the Company or any Subsidiary, made in the ordinary course of business consistent with past practices;

(f) advances to officers, directors and employees of the Company for travel, entertainment, relocation and analogous ordinary business purposes in an aggregate amount not to exceed $1,000,000.00 at any time outstanding;

(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

(h) Acquisitions so long as, as to each proposed Acquisition:

(i) no Default or Event of Default is in existence at the time of the consummation of such proposed Acquisition or would exist after giving effect thereto,

(ii) all representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such proposed Acquisition (both before and after giving effect thereto) except to the extent limited to a specific prior date or incorrect as a result of transactions permitted under the Loan Documents,

(iii) no other agreement, contract or instrument to which the Company or any Subsidiary is a party restricts such proposed Acquisition,

(iv) the proposed Acquisition is not a hostile or contested Acquisition and is not opposed by the board of directors (or equivalent governing body) of the Person being acquired or the Person transferring the subject business unit or ongoing business,

(v) in the case of an Acquisition that entails a merger or consolidation or other combination with another Person, the Company or one of its wholly-owned Subsidiaries is the surviving entity,

(vi) either

(A) (1) The applicable Permitted Acquisition Notice (described below) reflects that the Company’s Senior Leverage Ratio would be less than 1.0 to 1.0 on a pro forma basis as of the last day of the fiscal quarter immediately prior to such proposed Acquisition after giving effect to the consummation of such proposed

Acquisition (with the Company’s Senior Leverage Ratio adjusted to take into account the financial impact of such proposed Acquisition as if such Acquisition had occurred prior to, and the Person or property acquired pursuant to such Acquisition had been owned by the Company or one or more of its consolidated Subsidiaries throughout, the entire calculation period prior to the date as of which such calculation is being made) and

(2) 50% of the Revolving Loan Commitment was unused after the consummation of the Acquisition; or

(B) (1) The applicable Permitted Acquisition Notice reflects that the Company’s Senior Leverage Ratio would be greater than or equal to 1.0 to 1.0 but less than 1.75 to 1.0 on a pro forma basis as of the last day of the fiscal quarter immediately prior to such proposed Acquisition after giving effect to the consummation of such proposed Acquisition (with the Company’s Senior Leverage Ratio adjusted to take into account the financial impact of such proposed Acquisition as if such Acquisition had occurred prior to, and the Person or property acquired pursuant to such Acquisition had been owned by the Company or one or more of its consolidated Subsidiaries throughout, the entire calculation period prior to the date as of which such calculation is being made), and

(2) at least $25,000,000 of the Revolving Loan Commitment was unused after the consummation of the Acquisition, and

(3) the consideration paid or to be paid in connection with such Acquisition, when added to the consideration paid in connection with all other Acquisitions that occurred during the one-year period ending on the date of such proposed Acquisition, does not exceed $25,000,000 (provided that for the purposes of this subsection (B)(3), if a Person to be acquired in an applicable Acquisition owns or otherwise has an interest in a Joint Venture, that Joint Venture shall not count against this $25,000,000 threshold as long as the entire consideration paid or to be paid for the Person to be acquired in such Acquisition is counted against such threshold),

(vii) the Company shall have given the Administrative Agent written notice at least five (5) Business Days prior to consummation of such proposed Acquisition (each of such notices, a “Permitted Acquisition Notice”), which notice shall (A) contain the estimated date that such proposed Acquisition is scheduled to be consummated, (B) attach a true and correct copy of the most recent draft of the principal Acquisition Document (if available) or, if the principal Acquisition Document is not available, the letter of intent, description of material terms or similar agreements executed by the parties thereto in connection with such proposed Acquisition, (C) contain the estimated aggregate consideration to be paid in connection such proposed Acquisition and the estimated amount of related costs and expenses and the intended method of financing thereof (which may include a Borrowing hereunder), (D) contain audited (to the extent available) or internally prepared financial statements, and a back log report, in each case for the most recent year-end and quarterly periods of the target company (in the case of an Acquisition of Equity Interests) or for the applicable business unit or ongoing business, as the case may be, (E) combined income statement and estimated closing balance sheet prepared by or on behalf of the Company, in each case outlining the performance and condition of each of the Company and the target, and the combination of both, (F) be accompanied by a Compliance Certificate in substantially the form of Exhibit C, signed by the Company’s chief financial officer, that includes calculations showing the Company’s compliance on a pro forma basis as of the last day of the fiscal quarter immediately prior to such proposed Acquisition with the covenants contained in Section 6.14 and Section 6.15 after giving effect to the consummation of such proposed Acquisition (and for purposes of calculating any financial ratios or determinations that enter into the calculation of any financial covenant hereunder, such calculation shall be adjusted to take into account the financial impact of such proposed Acquisition as if such Acquisition had occurred prior to, and the Person or property acquired pursuant to such Acquisition had been owned by the Company or one or more of its consolidated Subsidiaries throughout, the entire calculation period prior to the date as of which such calculation is being made), and (G) include an officer’s certificate executed by a Financial Officer of the Company, certifying as to compliance with the requirements of this Section 6.04(h), containing the calculations required in this Section 6.04(h) and not included in the certificate described in subparagraph (F) immediately above,

(viii) promptly upon request following delivery of the Permitted Acquisition Notice, the Company shall have provided the Administrative Agent and each of the Lenders with such additional information as the Administrative Agent shall have reasonably requested,

(ix) if such Acquisition entails the acquisition of the Equity Interests of a Person (the “Target”), the Acquisition is structured so that the Target shall become a Subsidiary of a Credit Party and, within forty-five (45) days after consummation of the Acquisition:

(A) the Target executes and delivers to Administrative Agent a counterpart of the Existing Guarantees or such other document as Administrative Agent shall deem appropriate for such purpose,

(B) the Target executes and delivers to the Administrative Agent a Security Agreement to secure the Obligations and such documents as may be necessary to perfect the applicable security interest(s),

(C) the Person(s) acquiring such Equity Interests in the Target executes and delivers such documents and instruments as the Administrative Agent shall require to pledge 100% (or such lesser amount as may be approved by the Administrative Agent) of such Equity Interests to secure the Obligations (provided that nothing herein shall negate the effect of any Security Agreement then in effect that encumbers such Equity Interests) and to perfect such pledge, and

(D) the Company causes the Target and the Person acquiring such Equity Interests to deliver to the Administrative Agent the following:

(1) documents of the types referred to in Section 4.01(b), (c) and (d), and

(2) either of the following, all in form, scope and content reasonably satisfactory to the Administrative Agent:

a) favorable opinions of counsel to Company, the Person acquiring such Equity Interests and the Target (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in Section 6.04(h)(ix)(A), (B) and (C) above and shall be addressed to the Administrative Agent and the Lenders), or

b) other assurances in regard to the legality, validity, binding effect and enforceability of the documentation referred to in Section 6.04(h)(ix)(A), (B) and (C) above, and

(x) such Acquisition is of assets to be used in the Company’s or Subsidiaries’ business or is of Equity Interests of a Person engaged in business of a type that is substantially related or incidental to that of the Company and/or one or more its Subsidiaries, in each case compared to the business of the Company and Subsidiaries as conducted on the date of this Agreement, it being understood that any such acquired business may involve an expansion of the Company’s and its Subsidiaries’ construction services, fabrication services and/or repair and maintenance services businesses into additional market segments or industries and augment the Company’s and its Subsidiaries’ existing technology and expertise.

The consummation of each Acquisition shall be deemed to be a representation and warranty by the Borrowers that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

SECTION 6.05. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements with an Approved Counterparty entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements with an Approved Counterparty entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.06. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock incentive plans, employee stock purchase plans or other benefit plans for management or employees of the Company and its Subsidiaries, (d) the Company may declare and pay dividends on its capital stock during any fiscal year up to an amount which, when added to all other dividends paid during such fiscal year, does not exceed fifty percent (50%) of cumulative net income of the Company for such fiscal year to such date, and (e) the Company may make Restricted Payments for the purpose of repurchasing Equity Interests of the Company under the existing share buyback plan, as it may be amended from time to time, or under any other share buyback plan approved from time to time by the Company’s board of directors, in an aggregate amount not to exceed $25,000,000 in any calendar year, provided in all cases (a) through (e), inclusive, above that no Default or Event of Default shall exist before or after giving effect to such

Restricted Payment and in the case of clauses (d) and (e), that Availability shall not be less than $10,000,000 before and after giving effect to such Restricted Payment.

SECTION 6.07. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions either not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or upon fair and reasonable terms consistent with past practices by the Company or such Subsidiary (provided that transfers that occur solely for tax-related purposes from the Company to Subsidiary or from Subsidiary to Subsidiary shall be permitted), and (b) any Restricted Payment permitted by Section 6.06.

SECTION 6.08. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other Distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts entered into in the ordinary course of business restricting the assignment thereof.

SECTION 6.09. Amendments to Agreements. The Company will not, and will not permit any Subsidiary to, amend or terminate any agreement or contract if such amendment or termination could reasonably be expected to cause a Material Adverse Effect.

SECTION 6.10. Sale of Accounts. The Company will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

SECTION 6.11. Off-Balance Sheet Liabilities. The Company will not, nor will it permit any Subsidiary to, enter into or suffer to exist any transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for obligations under Swap Agreements permitted in this Agreement.

SECTION 6.12. Contingent Obligations. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the LC Reimbursement

Obligations, (iii) the Existing Guarantees, (iv) bonds (i.e., bid, payment, performance) in form acceptable to the Administrative Agent and Required Lenders, (v) performance as may be required under contractor licenses, (vi) the guaranty by the Company of Subsidiary obligations incurred in the ordinary course of business and (vii) Contingent Obligations under Swap Agreements that are not prohibited by Section 6.05.

SECTION 6.13. Letters of Credit. The Company will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

SECTION 6.14. Senior Leverage Ratio. The Company will not permit its Senior Leverage Ratio, determined as of the end of each of its fiscal quarters, to exceed 2.50 to 1.00.

SECTION 6.15. Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than 1.25 to 1.00.

SECTION 6.16. Employee Pension Benefit Plan; Canadian Pension Plans.

(a) The Company shall not (and shall not allow any Subsidiary to) adopt any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” which has established or maintained such plan, or is otherwise the employer in relation to it as described and defined in Section 3(5) of ERISA.

(b) The Company shall not (and shall not allow any Subsidiary to) establish or maintain a Canadian Pension Plan.

ARTICLE VII.

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan, any LC Reimbursement Obligations or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

(d) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to existence), Section 5.04, Section 5.07 or Section 5.08 or in ARTICLE VI;

(e) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of (x) ten (10) days in the case of Section 5.01 or Section 5.05(b) and (y) thirty (30) days in all other cases, in the case of (x) and (y) after the earlier of (i) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) and (ii) the Company has actual knowledge of such failure;

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition or application shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a Substantial Portion of the assets of the Company and its Subsidiaries, and, in any such case, such proceeding, petition or application shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition or application seeking liquidation, reorganization, arrangement with its creditors or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding, petition or application described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a Substantial Portion of the property of the Company and its Subsidiaries, (iv) file an answer admitting the material allegations of a petition or application filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) one or more judgments or orders shall be rendered against the Company, any Subsidiary or any combination thereof that shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, either (1) for the payment of money in an aggregate amount in excess of $2,000,000.00 (or the Equivalent Amount in currencies other than US Dollars) in excess of insurance coverage or (2) for nonmonetary relief which could reasonably be expected to have a Material Adverse Effect, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment or order;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company or any other member of the Controlled Group has withdrawal liability (determined as of the date of such notification), exceeds $2,000,000.00 or requires payments exceeding $1,000,000.00 per annum, and such liability has not been fully satisfied within forty-five (45) days of receipt of such notification;

(n) The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000.00, and such liability has not been fully satisfied within forty-five (45) days of receipt of such notification;

(o) Nonpayment by the Company or any Subsidiary of any obligation under any Swap Agreement when due or the breach by the Company or any Subsidiary of any term, provision or condition contained in any Swap Agreement, whether or not any Lender or Affiliate of any Lender is a party thereto;

(p) The Company or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Company, any of its Subsidiaries or any other Person of any Hazardous Materials into the environment which results in remediation liability in excess of $2,000,000.00 not covered by insurance or indemnified by any third party, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect;

(q) The occurrence of any “default” under any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(r) Except as a result of actions taken which are mergers, consolidations, liquidations, dispositions or dissolutions that are not prohibited by Section 6.03, any Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue, terminate, or to assert the invalidity or unenforceability of any such Subsidiary Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any such Subsidiary Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any such Subsidiary Guaranty to which it is a party, or shall give notice to such effect;

(s) Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as to equipment which has become obsolete or which is otherwise permitted to become released under the terms of any Collateral Document; or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Credit Party shall fail to comply with any term or provision of any Collateral Document that relates to the perfection of a security interest and such failure is not cured within thirty (30) days after the earlier of (1) Administrative Agent or any Lender provides the Company notice of such failure or (2) the Company becomes aware of such failure;

(t) The Company or any Subsidiary shall fail to pay when due any obligation with respect to a Letter of Credit (other than a Facility LC), obligation under a Sale and Leaseback Transaction or Contingent Obligation, which could reasonably be expected to have a Material Adverse Effect;

(u) The Company or any Subsidiary (other than the entities described on Schedule 7(u)) shall discontinue its business, except as permitted under Section 6.03 hereof;

(v) The Company or any Subsidiary (other than the entities set forth on Schedule 7(v)) shall fail to maintain, or if any action, suit, proceeding or investigation shall be commenced seeking to cancel, terminate, or alter, any permit (i) which is necessary for it to carry on its business now being conducted or as contemplated to be conducted, (ii) which is necessary for it to own and operate its properties, and which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect; or

(w) A Change in Control shall occur.

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may (and at the request of the Required Lenders shall), by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Loan Commitments, and thereupon the Revolving Loan Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Revolving Loan Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII.

The Administrative Agent

SECTION 8.01. Appointment. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

SECTION 8.02. Administrative Agent and Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03. Collateral; Required Lenders.

(a) Each Lender hereby irrevocably ratifies and accepts the Collateral Documents in effect as of the Closing Date and authorizes and directs Administrative Agent to enter into all additional Collateral Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 9.02(b), any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) Each Lender hereby irrevocably authorizes Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (A) upon termination of the Revolving Loan Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Facility LCs, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (C) subject to Section 9.02(b), if approved, authorized or ratified in writing by the Required Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and (ii) to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document. Upon request by Administrative Agent at any time, each Lender will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Article VIII. Subject to the foregoing, Administrative Agent shall (and is hereby irrevocably authorized by each Lender, to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Administrative Agent for the benefit of Administrative Agent and the Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrowers or any other Credit Party in respect of) all interests retained by the Borrowers or any other Credit Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(c) Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by the Borrowers or any other Credit Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Article VIII or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to the Lenders.

(d) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

SECTION 8.04. Duties. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.05. Communications; Counsel. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.06. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.07. Successor. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 8.07, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in Tulsa, Oklahoma, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.08. Lenders’ Reliance; Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX.

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or by electronic communication (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as provided in the signature pages hereto.

(b) Notices and other communications to the Lenders and the Administrative Agent hereunder may be delivered or furnished by electronic communications (e.g. E-Mail); provided that the foregoing shall not apply to notices pursuant to ARTICLE II unless otherwise agreed by the Administrative Agent and the applicable Lender.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, or with respect to notices or communications given by electronic communications, on the date of transmission.

(d) Each Designating Lender shall serve as the administrative agent of its Designated Lender and shall on behalf of the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender on behalf of the Designated Lender and need not be signed by the Designated Lender on its own behalf. The Borrowers, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. The Designated Lender may not assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than in conjunction with an assignment by its Designating Lender in accordance with the provisions of this Agreement.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Facility LC shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the written consent of the Required Lenders; provided that (i) no such agreement shall (A) increase the Revolving Loan Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Loan Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.10(b) or (c) in a manner that would alter the sharing of payments required thereby, without the written consent of each Lender, (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of the Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or (F) release any Guarantor from any Subsidiary Guaranty or release the Liens on a Substantial Portion of the Collateral except in accordance with the terms of any Loan Document, without the written consent of each Lender and (ii) and no such agreement shall change Section 2.10(b) or (c) provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Facility LC or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Facility LCs issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Facility LCs.

(b) The Borrowers shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Facility LC or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not strictly comply with the terms of such Facility LC), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Revolving Loan Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Facility LC or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than five (5) days after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Facility LC), except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Facility LC), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment (if any) and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Loan Commitment to an assignee that is a Lender immediately prior to giving effect to such assignment; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Loan Commitment or Loans of any Class, the amount of the Revolving Loan Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than the lesser of (i) $5,000,000.00 or (ii) the remaining amount of the assigning Lender’s Revolving Loan Commitment (calculated as of the date of such assignment), if any, and outstanding Loans, unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Revolving Loan Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) no Designated Lender shall have any right to make any assignment of its rights and obligations hereunder, provided that any assignment by any Designating Lender in accordance herewith shall include an assignment of the same proportionate part of all its Designated Lender’s rights and obligations under this Agreement.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17, and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d) or Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this

Agreement (including all or a portion of its Revolving Loan Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.01(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16, and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender, or a non-resident of Canada for purposes of the ITA in the case of any participation of rights and/or obligations with respect to a Canadian Borrower, shall not be entitled to the benefits of Section 2.17 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Company and its Subsidiaries.

(f) (i) Any Lender may at any time after approval of the Administrative Agent and the Company designate not more than one Designated Lender to fund Borrowings on behalf of such Designating Lender subject to the terms of this Section 9.04(f), and the provisions of Section 9.04(b) and (c) shall not apply to such designation. No Lender may have more than one Designated Lender at any time. Such designation may occur either by the execution of the signature pages hereof by such Lender and Designated Lender next to the appropriate “Designating Lender” and “Designated Lender” captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof in a form acceptable to the Administrative Agent (a “Designation Agreement”). The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Administrative Agent and the Company for their acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender and consented to by the Company and the Administrative Agent, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Company and the other Lenders, whereupon, from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to fund Canadian Dollar Loans on behalf of its Designating Lender.

(ii) Each Designating Lender shall be and remain obligated to the Company, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement.

(iii) Effective upon a Designated Lender’s execution of this Agreement or delivery of a Designation Agreement, as applicable:

(A) The Designated Lender appoints the Designating Lender as Designated Lender’s administrative agent and attorney in fact and grants to Designating Lender an irrevocable power of attorney to receive payments made for the benefit of Designated Lender, to deliver and receive all communications and notices under this Agreement and the other Loan Documents and to exercise on the Designated Lender’s behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under this Agreement or the other Loan Papers. Any document executed by Designating Lender on Designated Lender’s behalf in connection with this Agreement or the Loan Documents shall be binding on the Designated Lender. The Borrowers, the Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provision.

(B) Each Designating Lender unconditionally agrees to pay or reimburse its Designated Lender and save it harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designated Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designated Lender hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designated Lender’s gross negligence or willful misconduct.

SECTION 9.05. Disclosure. The Borrowers and each Lender hereby (i) acknowledge and agree that (a) one or more Affiliates of JPMorgan Chase are or may become direct or indirect equity investors in the Company, and (b) JPMorgan Chase and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Company, and (ii) waive any liability of JPMorgan Chase or such Affiliate to the Company or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of JPMorgan Chase or its Affiliates.

SECTION 9.06. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Facility LCs, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Facility LC is outstanding and so long as the Revolving Loan Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Facility LCs and the Revolving Loan Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of Oklahoma.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States federal court or Oklahoma state court sitting in Tulsa, Oklahoma, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or any of their properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Confidentiality. (a) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or

Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.13(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

SECTION 9.16. Judgment Currency Conversion.

(a) The obligations of the Borrowers or any of the other Credit Parties hereunder and under the other Loan Documents to make payments in US Dollars or in Canadian Dollars, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Administrative Agent’s quoted rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties each covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) Any amount due from a Credit Party under this Section 9.16(c) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(d) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

[SIGNATURE PAGES ATTACHED]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MATRIX SERVICE COMPANY, a Delaware corporation

By:	/s/ Jason Turner
Jason Turner, Vice President and Treasurer

MATRIX SERVICE INC., an Ontario, Canada corporation

By:	/s/ Jason Turner
Jason Turner, Vice President and Treasurer

MATRIX SERVICE INDUSTRIAL CONTRACTORS ULC, a Nova Scotia, Canada unlimited liability corporation

By:	/s/ Jason Turner
Jason Turner, Vice President and Treasurer

MATRIX SERVICE CANADA ULC (formerly known as MATRIX SERVICE ULC), an Alberta, Canada unlimited liability company

By:	/s/ Jason Turner
Jason Turner, Vice President and Treasurer

NOTICE ADDRESS:

Matrix Service Company 5100 E. Skelly Drive, Suite 700 Tulsa, OK 74135 Telephone: (918) 838-8822 Fax: (918) 838-8810 E-Mail: Jturner@matrixservice.com

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Jennifer Kalvaitis
Jennifer Kalvaitis, Vice President

NOTICE ADDRESS:

If to the Administrative Agent:

JPMorgan Chase Bank, N.A.
15 E. 5th Street
Tulsa, Oklahoma 74103
Attn: Jennifer Kalvaitis
Phone No. 918-586-5955
E-Mail: jennifer.l.kalvaitis@chase.com

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as Issuing Bank, Swingline Lender and as a Lender

By:	/s/ Jennifer Kalvaitis
Jennifer Kalvaitis, Vice President

NOTICE ADDRESS:

Borrowing Notices:

Nicole Gilmore
JPMorgan Chase Bank, N.A.
10 S. Dearborn, Floor 7
Chicago, IL 60603
Phone: 312.732.2015
Fax: 312.385.7101
Email: cls.reb.chicago@jpmchase.com

LC Issuance:

Cassandra Groves
JPMorgan Chase Bank N.A.
10 S. Dearborn, Floor 7
Chicago, IL 60603
Telephone: 312.732.2006
Facsimile: 312.732.2729
E-Mail:
Chicago.lc.agency.closing.team@jpmchase.com

For Facility LCs denominated in Canadian Dollars:

Jennifer McLaughlin
200 Bay Street, Floor 18
Toronto, ON, M5J 2J2, Canada
Telephone: 416.981.2324
Facsimile: 416.981.2375
E-mail: jennifer.l.mclaughlin@jpmorgan.com

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., Toronto, Branch, as a Lender

By:	/s/ Michael Tam
Michael Tam, Senior Vice President

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:	/s/ Kevin Cooper
Kevin Cooper, Vice President

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A. (Canada branch)

By:	/s/ Medina Sales de Andrade
Medina Sales de Andrade, Vice President

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A., as Documentation Agent and as a Lender, and as a Designating Lender

By:	/s/ Reginald D. Johnson
Reginald D. Johnson, Vice President

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia, Canada corporation, as Designated Lender

By:	/s/ Richard Valade
Richard Valade, President

Designated Lender of Wells Fargo Bank, N.A.

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMEGY BANK, N.A., as a Lender

By:	/s/ Daniel L. Cox
Daniel L. Cox, Senior Vice President

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF MONTREAL, as a Lender

By:	/s/ Jennifer Slabas
Jennifer Slabas, Director

ADDRESS:

111 W. Monroe - 5C Chicago, IL 60603 Telephone: (312) 461-2272 Facsimile: (312) 293-5811 E-mail: jennifer.slabas@harrisbank.com

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF MONTREAL, as a Lender

By:	/s/ Sean P. Gallaway
Sean P. Gallaway, Vice President

ADDRESS:

Bank of Montreal Loan Products Group 4th Floor, 1 First Canadian Place PO Box 150 Toronto, Ontario M5X 1H3

SIGNATURE PAGE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Exhibit A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Closing Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Closing Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Matrix Service Company and the other Borrowers named therein

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

[1]	Select as applicable.

5.	Credit Agreement:	The Third Amended and Restated Credit Agreement dated as of November 7, 2011 among Matrix Service Company, the other Borrowers party thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.

6.	Assigned Interest:

For all Interests

Facility Assigned[2]	Aggregate Amount of Revolving Loan Commitment/Revolving Loans for all the Lenders	Amount of Revolving Loan Commitment/Revolving Loans Assigned	Percentage Assigned of Revolving Loan Commitment/Revolving Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Swingline Loan,” “Letters of Credit; “Swap Agreements,” etc.)

[3]	Set forth, to at least 9 decimals, as a percentage of the Revolving Commitments/Revolving Loans of all the Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][4] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By
Title:

[Consented to:][5]

[NAME OF RELEVANT PARTY]

By
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

Third Amended and Restated Credit Agreement

Dated November 7, 2011, as amended

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Oklahoma.

Exhibit B

(Form of Opinion of Counsel)

Exhibit C

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the

Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Matrix Service Company, a Delaware corporation (the “Company”), the other Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected chief financial officer of the Company;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct;

5. Schedule II attached hereto sets forth the determination of the interest rates and other rates listed therein; and

6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedules I, II and III hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of             ,         .

Chief Financial Officer,
MATRIX SERVICE COMPANY

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of             , 20      with certain

Provisions of the Agreement

All Calculations Below as of

            , 20      Except

As Provided Otherwise Below

1. Detailed Calculation of Consolidated EBITDA for Fiscal Year to Date

2. Detailed Calculation of Foreign Subsidiary EBITDA for Fiscal Year to Date

3. Detailed Calculation of Consolidated EBITDA for Previous Four Fiscal Quarters

4. Detailed Calculation of Foreign Subsidiary EBITDA for Previous Four Fiscal Quarters

5. Detailed Calculation of Consolidated EBITDA for the most recently ended calendar quarter

6. Detailed Calculation of Foreign Subsidiary EBITDA for the most recently ended calendar quarter

7. Consolidated Total Assets of the Company and its Subsidiaries: $

Total Assets of Foreign Subsidiaries: $

Ratio of Total Assets of Foreign Subsidiaries to Consolidated Total Assets:     %

8. Foreign Subsidiary EBITDA for Previous Four Fiscal Quarters: $

Consolidated EBITDA for Previous Four Fiscal Quarters: $

Ratio of Foreign Subsidiary EBITDA to Consolidated EBITDA:     %

If equal to or greater than 15%, advise of election:

Consolidated EBITDA to be calculated by deducting an amount equal to Foreign Subsidiary EBITDA for purposes of Fixed Charge Coverage Ratio and Senior Leverage Ratio

Applicable Persons to Provide Documents and Instruments, Etc. Required Under Sections 5.09(c) and (d)

9. Detailed Calculation of Senior Leverage Ratio

10. Detailed Calculation of Fixed Charge Coverage Ratio

Schedule II to Compliance Certificate

Interest and Other Rates

APPLICABLE RATE
Actual Results: Senior Leverage Ratio: For Fiscal Quarter Ending
Mark As Applicable with “X”	Senior Leverage Ratio	Eurodollar Spread (bps)	CDOR Spread (bps)	ABR Spread (bps)	Canadian Prime Rate Spread (bps)
	≥ 2.00 to 1.00	250	250	150	300
	< 2.00 to 1.00, but ≥ 1.50 to 1.00	225	225	125	275
	< 1.50 to 1.00, but ≥ 1.00 to 1.00	200	200	100	250
	< 1.00 to 1.00	175	175	75	225

Unused Revolving Credit Facility Fee
Actual Results: Senior Leverage Ratio: For Fiscal Quarter Ending
Mark as Applicable with “X”	Senior Leverage Ratio	Unused Revolving Credit Facility Fee (bps)
	≥ 2.00 to 1.00	45
	< 2.00 to 1.00, but ≥ 1.50 to 1.00	40
	< 1.50 to 1.00, but ≥ 1.00 to 1.00	35
	< 1.00 to 1.00	30

Schedule III to Compliance Certificate

List of Reports and Deliveries Due at this Time

and Status

Report or Delivery Due	Status

Exhibit D

List of Existing Guarantees

March 7, 2003 Subsidiary Guaranty:

Matrix Service Inc.

Matrix Service Industrial Contractors, Inc, (f/k/a Matrix Service Mid-Continent, Inc.)

Matrix Service Inc., an Ontario Canada corporation, a/k/a Matrix Service Inc. Canada

Matrix Service Specialized Transport, Inc., f/k/a Frank W. Hake, Inc.

August 10, 2005 Subsidiary Guaranty:

Matrix Service Industrial Contractors Canada, Inc.

Matrix Service Industrial Contractors ULC

February 11, 2009 Subsidiary Guaranty:

Matrix Service ULC, an Alberta unlimited liability corporation

(now Matrix Service Canada ULC)

S.M. Electric Company, Inc., a New Jersey corporation

September 24, 2010 Subsidiary Guaranty:

Matrix Service International, LLC, a Delaware limited liability company

March 31, 2011 Subsidiary Guaranty:

Matrix International Holding, LLC, a Delaware limited liability company

Matrix International Construction, LLC, an Oklahoma limited liability company

July 15, 2011 Subsidiary Guaranty:

PDM Engineering Services, Inc., a Delaware corporation

MSE Engineering Services, Inc., a Delaware corporation

EDC Engineering Services, Inc., a Delaware corporation

Matrix International Engineering, LLP, a Delaware limited liability partnership

Exhibit E

List of Existing Security Agreements

March 7, 2003 Pledge and Security Agreements executed and delivered by the following parties:

Matrix Service Company

Matrix Service Inc.

Matrix Service Inc., an Ontario Canada corporation, a/k/a Matrix Service Inc. Canada

Matrix Service Industrial Contractors, Inc, (f/k/a Matrix Service Mid-Continent, Inc.)

August 10, 2005 Pledge and Security Agreements:

Matrix Service Industrial Contractors Canada, Inc.

Matrix Service Industrial Contractors ULC

August 10, 2005 Amended and Restated Pledge and Security Agreement:

Matrix Service Inc., an Ontario Canada corporation

February 11, 2009 Pledge and Security Agreements:

Matrix Service ULC, an Alberta unlimited liability corporation (now Matrix Service Canada ULC)

S.M. Electric Company, Inc., a New Jersey corporation

September 24, 2010 Pledge and Security Agreement:

Matrix Service International, LLC, a Delaware limited liability company

March 31, 2011 Pledge and Security Agreement:

Matrix International Holding, LLC, a Delaware limited liability company

Matrix International Construction, LLC, an Oklahoma limited liability company

July 15, 2011 Pledge and Security Agreements:

PDM Engineering Services, Inc., a Delaware corporation

MSE Engineering Services, Inc., a Delaware corporation

EDC Engineering Services, Inc., a Delaware corporation

Matrix International Engineering, LLP, a Delaware limited liability partnership

Exhibit F

List of Mortgages

California:

Mortgagor/Mortgagee	Matrix Service Inc./ JPMorgan Chase Bank, N.A., as Agent
Property Address	500 West Collins Avenue, Orange County, CA
Instrument	3/7/03 Deed of Trust with Assignment of Rents
Recording Info	Filed 12/9/03, Doc No. 2003001464632 Orange County Clerk-Recorder The Hall of Finance & Records 12 Civic Center Plaza Santa Ana, CA 92701

Canada:

Mortgagor/Mortgagee	Matrix Service Inc./ JPMorgan Chase Bank, N.A., as Agent
Property Address	473 Scott Road, Sarnia, Ontario N7T 7H5
Instrument	8/10/05 Registered Charge/Mortgage of Land
Recording Info	County of Lambton, No. 941714 registered August 17, 2005

Michigan:

Mortgagor/Mortgagee	Matrix Service Industrial Contractors, Inc./JPMorgan Chase Bank, N.A., as Agent
Property Address	6945 Crabb Road, Temperance, Michigan 48182
Instrument	3/7/03 Mortgage
Recording Info	Filed 4/2/03, Liber 2431, Page 159 Monroe County Register of Deeds 106 E. First Monroe, MI 48161

Oklahoma:

Mortgagor/Mortgagee	Matrix Service Company/JPMorgan Chase Bank, N.A., as Agent
Property Address	1105 West Main Parkway, Catoosa, OK
Instrument	3/7/03 Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement
Recording Info	Filed 12/4/03, Book 1547, Page 0373, Doc No. 026796 Rogers County Clerk Rogers County Courthouse P. O. Box 1210 Claremore, OK 74017

Texas:

Mortgagor/Mortgagee	Matrix Service Inc./JPMorgan Chase Bank, N.A., as Agent
Property Address	7021 Gregdale Road, Houston, Texas 77049
Instrument	3/7/03 Deed of Trust Assignment of Leases and Rents, Security Agreement and Financing Statement
Recording Info	Filed 12/15/03, Doc No. 200361109, Official Public Records of Real Property Harris County Clerk P.O. Box 1525 Houston, TX 77251

Washington:

Mortgagor/Mortgagee	Matrix Service Inc./JPMorgan Chase Bank, N.A., as Agent
Property Address	3810 Bakerview Spur, Bellingham, WA 98226
Instrument	Deed of Trust
Recording Info	Filed 3/26/03, Doc No. 2030305470 Whatcom County Auditor 311 Grand Avenue P.O. Box 398 Bellingham, WA 98227

Exhibit G

List and Brief Description of Existing Facility LCs

Liability Outstanding Amount	Release Date	Expiry / Maturity Date	Beneficiary Name
$675,000.00	8/29/2003	3/23/2012	Zurich American Insurance Company
$582,700.00	9/10/2004	3/23/2012	National Union Fire Insurance Company
$4,579,000.00	6/10/2009	6/7/2012	Arch Insurance Company
$550,314.00	2/11/2011	2/8/2012	Legion Insurance Company
$197,785.85	9/20/2011	8/1/2012	Ecobank Ghana
$242,463.00	6/19/2003	3/23/2012	Liberty Mutual Insurance Company
$726,216.00	12/3/2010	9/30/2012	Chevron North America Exploration

Exhibit H-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. the Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit H-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. the Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit H-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit H-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Matrix Service Company, a Delaware corporation, as a Borrower (the “Company”), the other Borrowers party thereto, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

Exhibit I

MATRIX SERVICE COMPANY

INVESTMENT POLICY

Purpose

The purpose of this policy is to establish guidelines for the management of cash and investments for Matrix Service Company (the “Company”) while ensuring the following (in order of importance):

1.	Preservation of capital

2.	Provide sufficient liquidity to satisfy operating requirements, working capital purposes, and strategic initiatives

3.	Maximize after-tax yield based on Company’s investment policy and market conditions

4.	Ensure compliance with the Company’s Senior Credit Facility and other covenants

Responsible Parties

A.	It is the responsibility of the Board of Directors to approve the Investment Policy and any revisions or amendments

B.	It is the responsibility of the Chief Financial Officer to:

1.	Monitor the portfolio for suitability

2.	Propose alterations to the Investment Policy

3.	Maintain administrative approvals

4.	Execute the investment policy and designate those who can execute it (need to list designees in writing)

C.	All movement of funds into and out of the Company’s approved investment accounts must be authorized by the Company’s Chief Financial Officer and are restricted to transfer between such accounts and the Company’s primary operating bank account

D.	All investment transactions must be approved in advance by the Company’s Chief Financial Officer

Investment Objectives

Invest idle or surplus funds in accordance with the principles of sound investment management and this Investment Policy by incorporating the following fundamental objectives (in order of priority):

A.	Preserve capital

B.	Maintain an acceptable degree of liquidity

C.	Maximize yield within the constraint of maximum safety

D.	Optimize tax benefits

E.	The average weighted maturity in the portfolio will be maintained at 18 months or less

F.	Maintain at all times an average portfolio credit quality of AA by S&P and/or Aa by Moody’s

G.	The Company may not borrow money for short-term investment purposes (need to distinguish investment of excess LIBOR borrowings in each traunch)

Securities Approved for Investment (refer also to summary Exhibit I)

U.S. Government and Government-sponsored Securities

1.	Direct obligations of the U.S. Government

2.	Government-sponsored Agency securities such as the following (but not limited to):

Federal National Mortgage Association (FNMA)

Student Loan Marketing Association (SLMA)

Federal Home Loan Bank (FHLB)

Federal Home Loan Mortgage Corporation (FHLMC)

Federal Farm Credit Banks (FFCB)

Tennessee Valley Authority (TVA) Power Bonds and Notes

Repurchase Agreements (Repo)

1.	Contra-party must meet criteria set forth in section III.

2.	The short-term rating of the contra-party broker, dealer or bank must be at least A1 by Standard & Poors and P1 by Moody’s Investors Service.

3.	The only acceptable collateral is:

1)	United States Teasuries

2)	United States Agencies as defined in section V.A.2.

Bank Related Securities

Certificates of Deposit	Medium Term Notes
Time Deposits	Corporate Bonds
Commercial Paper	Bankers Acceptances
Eurodollar Time Deposits	Bank Deposit Notes

1.	Bank institution must carry a long-term rating of single-A by either Moody’s or Standard & Poors, and/or a “1” rating by a Nationally Recognized Statistical Rating Organization (NRSRO) such as Moody’s Investors Service, Standard & Poors, Fitch Investors Service, Duff and Phelps, and Thomson BankWatch.

Corporate Debt Securities

Commercial Paper

Medium Term Notes

Corporate Bonds

1.	Corporate issues of commercial paper must have minimum ratings of “A1” by Standard & Poors and “P1” by Moody’s Investors Service.

2.	Other corporate debt instruments must have a long-term debt rating of at least AA by Moody’s and/or Standard & Poors.

Tax Exempt and Taxable Securities

Municipal Bonds

Variable-Rate Put Bonds (VRDN’s)

Municipal Notes

1.	Bonds must carry a rating of at least single-A by Moody’s and/or Standard & Poors.

2.	Notes and “put” options must carry a rating of MIG 1/VMIG 1 Moody’s and/or A1 Standard & Poors.

3.	Any supporting bank letters of credit or guarantees must be of an institution whose debt rating is at least single-A by Moody’s and/or Standard & Poors or meets those requirements set forth in D.1.

Money Market Funds

1.	Investment is restricted to any such fund that invests primarily in securities deemed acceptable for outright purchase.

2.	Domestic based money market funds shall be limited to 2a-7 funds. For additional diversification and liquidity, the fund shall have at least $5 Billion in assets as of the date the Company’s account is initially opened.

3.	Money Funds shall be rated AAA by Moody and S&P.

Private Placement Offerings

1.	Company can invest in privately offered 3c7 investment funds whose prospectus indicates that the fund will seek to maintain a constant $1.00 net asset value (NAV) per share. Fund must maintain a AAA rating from at least two of the following rating agencies: Moody’s, Standard and Poor’s, Duff and Phelps or Fitch.

General Portfolio Parameters

A.	No security shall be of a maturity longer than three (3) years at date of purchase, with the exception of “put” bonds or other “option” securities whose ultimate maturity might exceed this restriction but whose option allows for redemption within this limit.

B.	The weighted-average maturity of the portfolio shall not exceed 18 months. The weighted-average maturity is the average length of time to maturity of investments in the portfolio weighted according to the face value of the investment.

C.	The portfolio shall at all times maintain an average credit quality of double-A by Moody’s and/or Standard & Poors.

D.	No single issuer or guarantor may represent more than ten percent (10%) of the total value of holdings.

E.	No more than 30% of the portfolio is to be invested in any one issuer (excluding U.S. Treasury obligations, Federal Agency obligations including Government Sponsored Enterprises and the Banking/Finance sector).

F.	See Exhibit I - Part 2 for portfolio concentration limits.

All securities must carry the rating as outlined above at time of purchase. Should ratings fall below these acceptable levels, the Chief Financial Officer or another person designated by the Chief Financial Officer will be notified immediately and a decision will be made as to what appropriate action will be taken.

Administration/Internal Controls

A.	Administration of the investment policy and execution of the investment strategy shall be the responsibility of the Chief Financial Officer.

B.	The Chief Financial Officer or another person designated by the Chief Financial Officer may authorize investments permitted by this policy. No other persons are authorized to make investments except for interest bearing deposits at the bank where the Company has its accounts.

C.	There will be a Monthly Portfolio Report submitted each month for management review.

Other

The Company’s Chief Financial Officer and Director of Finance are authorized to administer and execute this Investment Policy to include:

A.	The establishment and maintenance of files for all accounts with broker-dealers or asset managers and related transaction confirmations and periodic account statements

B.	The preparation of journal entries on a monthly basis to accrue investment income earned on investments, amortization of premiums or discounts, cash receipts and fund transfers

C.	The reconciliation of all periodic account statements received from the organizations investing the company’s cash, and from the company’s custodian, to the general ledger

D.	The notification to an investment provider in the event of any change in the company’s investment policy objectives, authorized persons or income tax status

E.	Confirming that an account at a broker-dealer or asset manager conforms to the terms of this investment policy statement and notifying the investment provider in the event of non-conformance

F.	Provide updates SAS 70 on a yearly basis

EXHIBIT I - Part 2

Security Type	Minimum Rating S&P/Moody’s	Maximum Maturity	Maximum % of Portfolio	Single Issuer % of Portfolio

U.S. Treasuries/Agencies/Repos	A/A	3 years	100%	N/A
Commercial Paper	A1/P1	270 days	30%	30%
CDs, Banker’s Acceptances, Bank Notes	A1/P1	1 year	100%	30%
Corporate Bonds	A/A	3 years	30%	30%
Taxable Municipal Bonds	A/A	3 years	100%	30%
Tax Exempt Municipals	A/A	3 years	100%	30%
Floating Rate Securities	A/A	3 years	50%	30%
Money Market Funds	Am/A-MR2	N/A	100%	N/A

SCHEDULE 2.01

Revolving Lenders and Revolving Loan Commitments

Lender	Revolving Loan Commitment
JPMorgan Chase Bank, N.A.	$30,000,000.00
Bank of America, N.A.	$25,000,000.00
Wells Fargo Bank, N.A.	$25,000,000.00
Amegy Bank, N.A.	$22,500,000.00
Bank of Montreal	$22,500,000.00
Total	$125,000,000.00

SCHEDULE 3.05

Properties Subject to Title Defects that Might Interfere with

Ability to Conduct Business as Currently Conducted

or to Utilize Such Properties for their Intended Purpose

NONE

SCHEDULE 3.06

Litigation

None.

SCHEDULE 3.10(a)

ERISA Events

In June 2010, the pension plan trustees of the Millwrights and Machinery Erectors 1545 Pension Fund (the “Fund”) filed a lawsuit against Matrix Services, LLC for its alleged share of the Fund’s accumulated funding deficiencies for fund years 2003 through 2007 of approximately $366,000. Matrix Services, LLC, the named defendant, is not an existing affiliate entity of the Company. The Company expects that an amended pleading will be filed correcting the name of the defendant to one or the other or both of the following defendants: Matrix Service Specialized Transport, Inc. fka Frank W. Hake, Inc. and/or Matrix Service Industrial Contractors, Inc.

SCHEDULE 3.13

Subsidiaries (List of All Subsidiaries, with Jurisdictions of Organization,

Ownership Percentages Held by the Company or other Subsidiaries)

Parent Company: Matrix Service Company, a Delaware corporation (the Company) - Total Authorized Capital: 65,000,000 total shares. Classes: 60,000,000 shares of common stock at $0.01 par value and 5,000,000 shares of preferred stock at $0.01 par value

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

Matrix Service Industrial Contractors, Inc.	500 shares of common stock @ $1.00 par value	Oklahoma	Matrix Service Company	100% 500 shares of common stock	10701 East Ute Street Tulsa, OK 74146	Y

Matrix Service Inc.	5,000 shares of common stock @ $1.00 par value	Oklahoma	Matrix Service Company	100% 500 shares of common stock	10701 East Ute Street Tulsa, OK 74146	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

Matrix Service Inc.	Unlimited common and preferred stock	Ontario, Canada	Matrix Service Inc. (OK)	100% 500 shares of common stock	473 Scott Road Sarnia, Ontario N7T 7W1	Y

Matrix Service, Inc., Panama ***		Panama	Matrix Service Company	100% less 1 share owned by local citizen on board of directors	10701 East Ute Street Tulsa, OK 74146	N

San Luis Tank S.A. de C.V. ***		Mexico	Matrix Service Company	100% less 1 share owned by local citizen on board of directors	10701 East Ute Street Tulsa, OK 74146	N

Matrix Service Industrial Contractors Canada, Inc.	50,000 shares of common stock @ $0.01 par value	Delaware	Matrix Service Industrial Contractors, Inc.	100% 1,000 shares of common stock	1500 Chester Pike Eddystone, PA 19022	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

Matrix Service Industrial Contractors ULC	100,000 shares of common stock @ no par value	Nova Scotia, Canada	Matrix Service Industrial Contractors Canada, Inc.	100% 100 shares of Common Stock	459 Grandview Ave. Saint John, NB E2J 4M8	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

Matrix Service Specialized Transport, Inc.

62,000 Shares

1,000 shares of Class A common @ $1.00 par value

1,000 shares of Class B common @ $1.00 par value

30,000 shares of Class A Preferred @ $1.00 par value

30,000 shares of Class B Preferred @ $1.00 par value

		Pennsylvania	Matrix Service Industrial Contractors, Inc.	100% 100 shares of Class A Common Stock 100% 400 shares of Class B Common Stock 100% 17,500 shares of Class A Preferred Stock	1500 Chester Pike Eddystone, PA 19022	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

Matrix Service Canada ULC (f/k/a Matrix Service ULC)	Unlimited common and preferred stock	Alberta, Canada	Matrix Service Inc. (OK)	100% 100 shares of Common Stock	7067 39th Street Leduc, AB T9E 0B3	Y

S.M. Electric Company, Inc.	1,000 shares of common stock without par value	New Jersey	Matrix Service Industrial Contractors, Inc.	100% - 96 shares of Common Stock	601 New Brunswick Avenue Rahway, New Jersey 07065-1144	Y

Matrix Service International, LLC	N/A	Delaware	Matrix Service Company	100% of the limited liability company interest	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

Matrix International Holding, LLC	N/A	Delaware	Matrix Service Company	100% of the limited liability company interest	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	Y

Matrix Service Costa Rica, SRL, a Costa Rican Sociedad de Responsabilidad Limitada	10,000,000 colones	Costa Rica	Matrix Service International, LLC	100% - 10,000 colones	Costa Rica	N

Matrix International Construction, LLC	N/A	Oklahoma	Matrix Service International, LLC	100% of the limited liability company interest	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

MSE Engineering Services, Inc.	5,000,000 shares common stock	Delaware	Matrix Service Company	100% - 1,000 shares	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	Y

PDM Engineering Services, Inc.	5,000,000 shares common stock	Delaware	MSE Engineering Services, Inc.	100% - 1,000 shares	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	Y

EDC Engineering Services, Inc.	5,000,000 shares common stock	Delaware	MSE Engineering Services, Inc.	100% - 1,000 shares	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	Y

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

Matrix International Engineering, LLP	N/A	Delaware	Matrix Service International, LLC MSE Engineering Services, Inc.	99% 1%	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	Y

Matrix International Bahamas Ltd.		Bahamas	Matrix Service International, LLC	100%	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	N

Subsidiary Name	Total Authorized Capital	Place of Incorporation or Formation	Owned By	Percentage Ownership of Issued and Outstanding Common Stock and other Equity Interests	Principal Place of Business	Guarantor (Y/N)

MSE International Puerto Rico, LLP		Puerto Rico	Matrix International Engineering, LLP Kenneth Erdmann Joseph Hoptay	99% - Class A Partnership Participation Units 0.5% - Class B Partnership Participation Units 0.5% Class B Partnership Participation Units	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	N

Matrix Construction, SRL		Panama	Matrix International Holding, LLC Matrix Service International, LLC	50% 50%	5100 E. Skelly Drive Suite 700 Tulsa, OK 74135	N
***	Not currently considered to be a Subsidiary for purposes of the Credit Agreement - see the revised definition of “Subsidiary”.

SCHEDULE 3.18

Listing and Description of Payment and Performance Bonds

Utilized By the Company

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

08983171	MATRIX SERVICE INDUSTRIAL	STATE OF NEW JERSEY	Electrical Cont Stepen J. Barnacz	LP	$1,000	03/31/11	03/31/12

6456690	MATRIX SERVICE INDUSTRIAL	STATE OF NEW JERSEY	Electrical Cont Charles R. Carter	LP	$1,000	08/19/09	03/31/12

929409576	KAREN SPRADLIN	STATE OF OKLAHOMA	Notary Bond	NP	$1,000	11/03/07	11/03/11

15168084N	RENE THOMPSON	STATE OF OKLAHOMA	Notary Bond	NP	$1,000	06/13/08	06/13/12

15215269N	Heather L. Dewees	OK	Notary Bond	NP	$1,000	10/29/2008	10/29/2012

08364737	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #21212689; Location of contract - 3333Midway Shreveport, Caddo, LA	LP		06/29/10	cancelled flat

08364730	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #21113567	LP		06/01/10	cancelled flat

08364736	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #21212686; Location of contract - 3333Midway Shreveport, Caddo, LA	LP		06/13/10	cancelled flat

6442210	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractor License Job #21212388	LP		10/23/09	cancelled flat

8364726	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractor License Job #21218187	LP		01/13/10	cancelled flat

08364725	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond	LP		04/27/10	cancelled flat

LPM8364740	MATRIX SERVICE INC	STATE OF LOUISIANA	Contractors License Job 21218199	LP		11/09/09	cancelled flat

08364738	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #21212698-2701; Location of contract - 11842 River Road Street Rose, St. Charles, LA	LP		08/03/10	cancelled flat

08364729	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond	LP		05/06/10	cancelled flat

9009307	MATRIX SERVICE INC.	STATE OF WASHINGTON	Electrical/Telecommunications Contractor’s Bond	LP		10/25/10	cancelled flat

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

LPM8756513	MATRIX SERVICE INC.	CITY OF WHITING INDIANA	Contractors License Bond	LP	$5,000	05/18/11	05/18/12

09009205	S. M. ELECTRIC CO., INC.	STATE OF NEW JERSEY	NJ Motor Fuel Tax Bond	GP			cancelled 5/2/2010

138060694	MATRIX SERVICE INC.	STATE OF NEW MEXICO	Contractor’s License Bond	LP		04/11/09	cancelled

9026617	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	THE BOARD OF COMMISSIONERS OF THE COUNTY OF LAKE, STATE OF INDIANA, AND ANY CITIES OR TOWNS IN LAKE Lic. #C000895	Contractors License Bond	LP	$5,000	09/22/11	09/22/12

9026603	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	Massachusetts Turnpike Authority - Fast	Guarantee Payment Bond - Tolls	GP	$5,000	09/03/11	09/03/12

9026772	John T. Smith (Matrix Service Inc.)	STATE OF OKLAHOMA	Contractor’s License Bond #040697	LP	$5,000	01/27/11	01/27/12

08364728	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond	LP		04/13/10	cancelled flat

08983170	MATRIX SERVICE INC.	STATE OF WASHINGTON Lic. #MATRISI991PS	Electrical Contractor’s Bond	LP	$4,000	03/10/11	03/10/12

08364727	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond	LP		05/04/10	cancelled flat

09036023	MARK MCBROOM (MATRIX SERVICE INC.)	STATE OF OKLAHOMA	Contractor License	LP	$5,000	3/18/2011	3/18/2012

70827228N	JOYCE CLARK	COMMONWEALTH OF PA	Notary Bond	NP	$10,000	11/10/09	11/10/13

9009317	MATRIX SERVICE INDUSTRIAL	I.B.E.W. LOCAL UNION 313 NEW CASTLE, DELAWARE	Wage & Welfare	WW	$10,000	08/25/11	08/25/12

08719373	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	LABORERS’ DISTRICT COUNCIL OF THE METROPOLITAN AREA OF PHILADELPHIA & VICINITY	Wage & Welfare Funds Bond	WW	$10,000	07/14/11	07/14/12

8719372	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	MILLWRIGHTS AND MACHINERY ERECTORS LOCAL UNION 1545	Wage & Welfare Funds Bond	WW	$10,000	07/14/11	07/14/12

08720268	MATRIX SERVICE SPECIALIZED TRANSPORT, INC.	OPERATING ENGINEERS LOCAL 825	Fringe Benefit Bond	WW	$10,000	08/27/11	08/27/12

8756504	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	STATE OF ALASKA Lic. #31238	Construction Contractor Surety Bond	LP	$10,000	03/17/10	12/31/11

9026731	MATRIX SERVICE, INC. DBA MATRIX TANK SERVICE, INC.	STATE OF ALASKA Lic. #25316	Construction Contractor Surety Bond	LP	$10,000	03/09/11	03/09/12

138060680	MATRIX (TANK) SERVICE, INC. MATRIX SERVICE, INC.	STATE OF ARIZONA	License Bond - L-56 Welding	LP		01/24/10	cancelled

105209499	MICHAEL D. HUBER	STATE OF WASHINGTON	Notary Bond	NP	$10,000	05/19/09	05/19/13

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

104906874	Robin G. Van Den Berg	WA	Notary Bond	LP	$10,000	2/15/2009	2/15/2013

9026630	MATRIX SERVICE INC.	TEXAS DEPARTMENT OF TRANSPORTATION	Superheavy or Oversize Permit Bond (Annual)	LP	$10,000	09/01/11	08/31/12

08983152	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractor License Job #21218144	LP		04/16/10	cancelled flat

09057361	MATRIX SERVICE INC.	STATE OF NEW MEXICO	Contractors License Bond	LP	$10,000	08/12/11	08/12/12

LPM8756491	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	STATE OF WASHINGTON Lic. #MATRISI950DN	Contractors License and Permit	LP	$12,000	03/15/11	03/15/12

9009315	MATRIX SERVICE, INC.	STATE OF WASHINGTON	Contractor’s Surety Bond	LP			cancelled 8/16/2010

9009399	MATRIX SERVICE, INC.	STATE OF WASHINGTON Lic. #MATRISI115OJ	Contractor’s Surety Bond	LP	$12,000	08/16/11	08/16/12

8364733	BILL JAEKEL	CALIFORNIA CONTRACTORS BOARD	CA Cont - Qual Individual	LP	$12,500	06/18/11	06/18/12

09036017	S.M. ELECTRIC COMPANY, INC.	STATE OF CALIFORNIA	Contractor’s License	LP	$12,500	3/9/2011	3/9/2012

09036050	BILL JAEKEL (S.M. ELECTRIC COMPANY, INC.)	CALIFORNIA CONTRACTORS BOARD	CA Cont - Qual Individual	LP	$12,500	3/31/2011	3/31/2012

LPM8828025	MATRIX SERVICE INC.	STATE OF CALIFORNIA Lic. #579211	Contractors License Bond	LP	$12,500	04/18/11	04/18/12

LPM8828024	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	STATE OF CALIFORNIA Lic. #790060	Contractor’s license	LP	$12,500	04/18/11	04/18/12

08983172	KEVIN A. DURKIN	STATE OF CALIFORNIA.	Qualifying Individual	LP	$12,500	03/21/11	03/21/12

08364734	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #21212592; Location of contract - 11842 River Rd., St. Rose, St. Charles, LA	LP		07/06/10	cancelled flat

9026663	MATRIX SERVICE INDUSTRIAL	CITY OF NEW JERSEY, NJ	Contractor’s Surety Bond	LP	$15,000	11/21/10	11/21/11

09009209	S. M. ELECTRIC CO., INC.	LOCAL UNION 208, CT CHAPTER	Wage & Welfare	WW	$15,000	05/23/11	05/23/12

09009223	MATRIX SERVICE INC.	STATE OF OREGON	Contractors License	LP			cancelled 6/16/2010

8364724	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractors License Job 21212660	LP		12/29/09	cancelled flat

8756488	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	IRON WORKERS DISTRICT COUNCIL OF SOUTHRN OHIO & VICINITY BENEFIT TRUST, ETAL	Benefit Trust, Pension Trust and Annuity Trust	WW	$20,000	02/09/11	02/09/12

08982050	S. M ELECTRIC COMPANY, INC.	LOCAL UNION 607, SHAMOKIN DIVISION CHAPTER OF PENN-DEL-JERSEY	Wage & Welfare	WW	$20,000	02/28/11	02/28/12

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

9009266	MATRIX SERVICE COMPANY	VILLAGE OF LEMONT, IL	General Construction Bond	LP		07/19/10	cancelled flat

9009313	MATRIX SERVICE CO.	STATE OF LOUISIANA	Contractor License Job #21218194	LP		08/12/10	cancelled flat

08983158	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractor License Job #21218166	LP		04/07/10	cancelled flat

9026679	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	WEST VIRGINIA DIVISION OF LABOR	Wage Payment Collection Surety Bond	WW		10/31/10	cancelled flat

8719371	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	DISTRIC COUNCIL IRONWORKERS FUNDS OF NORTHERN NEW JERSEY	Wage & Welfare Funds Bond	WW	$25,000	07/14/11	07/14/12

08719374	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, LOCAL UNION #654	Surety Bond for Payment of Wages, Fringes and Other Amounts Provided for Under a Collective Bargaining Agreement	WW	$25,000	07/14/11	07/14/12

8756509	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, LOCAL UNION NO. 474	Employer Surety Bond	WW	$25,000	04/20/11	04/20/12

8756461	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	LOCAL 98 IBEW	Wage (Vacation Fund)	WW	$25,000	11/29/10	11/29/11

08719375	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	LOCAL UNION NO. 24, INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO	Wage & Welfare Funds Bond	WW	$25,000	07/14/11	07/14/12

08719376	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	MARYLAND ELECTRICAL INDUSTRY FUNDS	Wage & Welfare Funds Bond	WW	$25,000	07/14/11	07/14/12

LPM8756537	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	TRUSTEES OF IRON WORKERS DISTRICT COUNCIL OF PHILADELPHIA AND VICINITY BENEFIT PLAN	Benefit and Pension	WW	$25,000	07/01/11	07/01/12

08364717	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond	LP		08/25/10	cancelled flat

08364718	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	THE TRUSTEES OF THE PENSION, WELFARE, VACATION, EDUCATION, INDUSTRY AND SURETY Local 475	Wage and Welfare - indemnity guaranteeing payment of the amount under the Agreement to be paid to the Trustees of the Steamfitters Welfare Fund Local Union No. 475, etc.	WW	$30,000	10/15/10	04/30/13

9009262	SM ELECTRIC CO., INC.	LOCAL UNION 400, MONMOUTH-OCEAN DIV NORTHERN NJ CHAP	Wage & Welfare	WW	$40,000	07/01/11	07/01/12

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

LPM8748702	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	METROPOLITAN REGIONAL COUNCIL OF PHILADELPHIA AND VICINITY OF THE UNITED BROTHERHOOD OF CARPENTERS	Payment of Fringes and Other Amounts Provided for Under A Collective Bargaining Agreement	WW	$40,000	04/26/11	04/26/12

6456682	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractor License Job #21218183	LP		10/30/09	cancelled flat

9009318	MATRIX SERVICE	STATE OF WYOMING, DEPT. OF EMPLOYMENT	Employers Surety Bond	WC	$45,000	08/30/11	08/30/12

070709002	SM ELECTRIC CO., INC.	BUREAU OF CUSTOMS AND BORDER PROTECTION	Importer/Broker Bond Customs #990707702	CU	$50,000	07/19/10	to be cancelled

8756507	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL UNION 380	Wage & Fringe Benefit Bond	WW	$50,000	04/13/11	04/13/12

9009316	SM ELECTRIC CO., INC.	LOCAL UNION 103, MA CHAPTER	Wage & Welfare	WW	$50,000	08/18/11	08/18/12

9009312	SM ELECTRIC CO., INC.	LOCAL UNION 126, PENN-DEL-JERSEY CHAPTER	Wage & Welfare	WW	$50,000	08/10/11	08/10/12

09009210	S.M. ELECTRIC CO., INC.	LOCAL UNION 236, ALBANY	Wage & Welfare	WW	$50,000	05/31/11	05/31/12

9009311	SM ELECTRIC CO., INC.	LOCAL UNION 654, PENN-DEL-JERSEY CHAPTER	Wage & Welfare	WW	$50,000	08/10/11	08/10/12

08983162	SM ELECTRIC CO., INC.	LOCAL UNION 90, CT CHAPTER NAT’L ELECTRICAL CONT ASSOC.	Wage & Welfare	WW	$50,000	04/21/11	04/21/12

8719368	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	METROPOLITAN REGIONAL COUNCIL OF PHILADELPHIA & VICINITY OF THE UNITED BROTHERHOOD OF CARPENTERS	Wage & Welfare - Surety Bond for Payment of Fringes and Other Amounts Provided For Under a Collective Bargaining Agreement	WW	$50,000	07/13/11	07/13/12

9026677	MATRIX SERVICE, INC.	STATE OF IOWA Lic. #C095804	Out-of-State Contractor Blanket Bond	LP	$25,000	10/16/11	10/16/12

9036071	SM ELECTRIC CO., INC.	WEST VIRGINIA DIVISION OF LABOR	Wage Payment Collection Surety Bond	WW	$50,000	04/12/11	04/12/12

9036073	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	WEST VIRGINIA DIVISION OF LABOR	Wage Payment Collection Surety Bond	WW	$50,000	04/12/11	04/12/12

9036072	MATRIX SERVICE INC.	WEST VIRGINIA DIVISION OF LABOR	Wage Payment Collection Surety Bond	WW	$50,000	04/12/11	04/12/12

9026629	MATRIX SERVICE INDUSTRIAL	STATE OF NEVADA Lic. #53129	Contractor’s Surety Bond	LP	$50,000	11/27/10	11/27/11

9026672	MATRIX SERVICE, INC. DBA ENVIRONMENTAL PROTECTION SERVICES	STATE OF NEVADA	Contractors’ License Bond	LP		10/15/10	cancelled flat

8756502	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	IBEW LOCAL UNION NO. 102	Employee Benefit Fund Contributions, Deductions and Wages	WW	$60,000	03/11/11	03/11/12

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

6477421	SM ELECTRIC CO., INC.	LOCAL UNION 229, YORK DIV.	Wage & Welfare	WW	$60,000	01/28/11	01/28/12

9026689	MATRIX SERVICE INDUSTRIAL	PLUMBERS & PIPEFITTERS UNION 74 CLAYMONT, DE	Wage & Welfare	WW	$60,000	11/17/10	11/17/11

9009263	SM ELECTRIC CO., INC.	LOCAL UNION 363, HUDSON VALLEY CHAPTER, NY	Wage & Welfare	WW	$65,000	07/01/11	07/01/12

09009225	MATRIX SERVICE INC.	I.B.E.W. LOCAL UNION 126	Wage & Welfare Bond	WW	$67,000	06/22/11	06/22/12

929461573	BRADLEY SCOTT VETAL, MICHAEL JAMES HALL, JAMES P. RYAN & CHARLES B. BREWER, MATRIX SERVICE INC. & INDUSTRIAL SERVICE CORP. DBA INDUSTRA/MATRIX JOINT VENTURE	STATE OF OREGON	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #2122627; Location of contract - St. James, LA	LP		08/10/09	cancelled

9009400	MATRIX SERVICE, INC.	STATE OF OREGON Lic. #137501	Contractor’s License	LP	$75,000	06/16/11	06/16/12

929461572/ 9009265	MATRIX SERVICE INC. & INDUSTRIAL SERVICE CORP. DBA INDUSTRA/MATRIX JOINT VENTURE	STATE OF OREGON	Construction Contractor’s Surety Bond	LP			cancelled 7/19/2010

08983161	SM ELECTRIC CO., INC.	LOCAL UNION 488, CT CHAPTER	Wage & Welfare	WW	$90,000	04/10/11	04/10/12

9009314	MATRIX SERVICES, INC.	STATE OF ARIZONA #ROC168365	License Bond	LP	$90,000	08/15/11	08/15/12

08983163	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractor License Job #22113560	LP		03/10/10	cancelled flat

09009224	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	I.B.E.W. LOCAL UNION 126	Wage & Welfare Bond	WW	$100,000	06/21/11	06/21/12

8720283	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	LOCAL UNION #322	Wage & Welfare	WW	$110,000	11/12/10	11/12/11

LPM8748704	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL #400	Wage Welfare & Fringes Bond (400)	WW	$120,000	05/10/11	05/10/12

08719365	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	LOCAL 98 IBEW	Wage and Welfare Funds Bond	WW	$125,000	06/17/11	06/17/12

8719370	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL UNION 351	Wage and Welfare Funds Bond	WW	$140,000	07/13/11	07/13/12

LPM8756503	MATRIX SERVICE SPECIALIZED TRANSPORT, INC.	OPERATING ENGINEERS LOCAL 825	Pension, Welfare, Annuity, Apprenticeship Training, Supplemental Unemployment Benefit, and Vacation Funds	WW	$150,000	03/16/11	03/16/12

08364720	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #22113610; Ocation of contract - Houma, LA	LP		11/26/10	cancelled flat

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

08364721	MATRIX SERVICE INC	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Bond Petroleum Storage Tank Erection/Repair, Job #22113611; Location of contract - Houma, LA	LP		11/26/10	cancelled flat

8364703	MATRIX SERVICE INC.	SECRETARY OF THE DEPARTMENT OF REVENUE FOR THE STATE OF LOUISIANA	Contractors License Plains Bond	LP		01/26/10	cancelled flat

08983160	SM ELECTRIC CO., INC.	LOCAL UNION 351, SOUTHERN DIV SOUTHERN NJ CHAPTER	Wage & Welfare	WW	$200,000	03/08/11	03/08/12

08983151	MATRIX SERVICE INC.	STATE OF LOUISIANA	Contractor License Job #27017025	LP		03/19/10	cancelled flat

08748706	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	LOCAL 269 OF THE INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS	Wage and Fringe Benefit Bond	WW	$233,000	06/01/11	06/01/12

6231051	MATRIX SERVICE INDUSTRIAL	LOCAL UNION 164, HUDSON-BERGEN-ESSEX DIV NORTHERN NJ CHAPTER	Wage & Welfare	WW	$350,000	12/31/09	cancelled & rewritten

08983159	S. M. ELECTRIC COMPANY, INC.	LOCAL UNION 269, MERCER DIV SOUTHERN NJ CHAPTER	Wage & Welfare	WW	$500,000	03/05/11	03/05/12

09009208	S. M. ELECTRIC CO., INC.	LOCAL UNION 456, MIDDLESEX DIV NORTHEASTERN CHAPTER NJ	Wage & Welfare	WW	$500,000	05/23/11	05/23/12

09009202	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	STEAM FITTERS UNION 420	Wage & Welfare Bond	WW	$750,000	05/01/11	05/01/12

08364709	MATRIX SERVICE COMPANY	STATE OF WASHINGTON	Self-Insurance Bond	WC	$873,000	04/03/11	04/03/12

09009245	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC. AND S.M. ELECTRIC COMPANY, INC.	LOCAL UNION 164, HUDSON-BERGEN-ESSEX DIV NORTHERN NJ CHAPTER	Wage & Welfare	WW	$1,350,000	06/30/11	06/30/12

9009264	SM ELECTRIC CO., INC.	LOCAL UNION 102, HIGHLANDS DIV NORTHERN NJ CHAPTER	Wage & Welfare	WW	$1,350,000	07/01/11	07/01/12

08364704	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	NORTH CAROLINA LICENSING BOARD	Contractor License	LP	$2,000,000	03/01/11	03/01/12

9057326	S.M. ELECTRIC CO., INC.	Commonsealth of Massachusetts	Guarantee Payment	GP	$698,437	07/08/11	01/08/13

922946	MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC.	PHILADELPHIA GAS WORKS	Specification No. 2781; Installation of Control Systems for the Commissioning of ESD-6 at the Richmond Plant, 3100 E. Venango St., Phila., PA 19134	PP	$53,283	05/18/10	05/18/11

6674786	Matrix Svc, Inc.	Lockheed Martin	Contract #8100002777	PP	$22,023,325	11/9/2009	11/9/2010

6674787	Matrix Svc, Inc.	City of Fullerton, CA	Installation of Hydropneumatic Tank @ Las Palmas Reservoir 3B	PP	$57,677	12/17/2009	12/17/2010

22246571	Matrix Service Ind Cont	Mayo Environmental Partners	Job #7742-00-55MAYO - OVERRUN	PP	$6,308,379	6/15/2010	6/15/2011

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

947797	MATRIX SERVICE INC.	Enbridge Pipelines ND LLC	Bakken expansion	PP	$1,563,521	8/16/2011	8/15/2012

947798	MATRIX SERVICE INC.	Enbridge Pipelines ND LLC	Bakken expansion	PP	$999,510	8/16/2011	8/15/2012

947799	MATRIX SERVICE INC.	Enbridge Pipelines ND LLC	Bakken expansion	PP	$2,020,284	8/16/2011	8/15/2012

947800	S.M. ELECTRIC CO., INC.	Northeast Utilities	Agawam substation construction	PP	$11,175,000	8/24/2011	TBA

					$55,235,416

922953	S.M. ELECTRIC COMPANY INCORPORATED	URS Corporation	Subcontract No. 30029-1300-SC; System Construction which includes Overhead Catenary System, Signal and Train	PP	$3,357,081	8/2/2010	job completed

922954	S.M. ELECTRIC COMPANY INCORPORATED	URS Corporation	Hudson Bergen Rail Transit	PP	$3,172,909	10/13/2010	job completed

922951	MATRIX SERVICE INC.	MAGELLAN PIPELINE TERMINALS, L.P.	E. Houston Terminal, Pressurized Storage Sphere	PP	$4,068,300	08/09/10	job completed

Total Bonds for Old Projects which are completed but which we don’t have the paperwork from the owner to close out the bond.

103971604	Matrix Service Ind Cont	Kinder Morgan Bult Terminals, Inc.	Contract NO. 30999-CC03 “Structural-Mechanical Package” Fairless Hills Fertilizer Expansion Project		$1,695,300	3/7/2008	3/7/2009

104906867	Matrix Service Ind Cont	Burns & McDonnell	Branchburg-Flagtown System Upgrade, Project No. 46139		$1,062,400	7/30/2008	7/30/2009

929461571	Matrix Svc, Inc.	Calpine	Aidlin-12 Injection Line, Control Station, and Wellhead Tie-In		$223,929	4/23/2009	4/23/2010

929461575	Matrix Svc, Inc.	TexPar Energy LLC	Proposal 22151478 - clarification no 1 revision 1 dated July 9, 2009		$1,134,169	7/30/2009	7/30/2010

929461576	Matrix Svc Ind Cont, Inc.	Atlas Technologies, Inc.	AP System for Brandywine Reality Trust at 101-113 Juniper St.		$245,300	8/17/2009	8/17/2010

55S002662	S.M. ELECTRIC COMPANY INCORPORATED	CITY OF PERTH AMBOY	ELECTRICAL FIRE ALARM AND SECURITY FOR BID PACKAGE NO. 9		$4,799,000	08/12/04

55S002669	S.M. ELECTRIC COMPANY INCORPORATED	EE CRUZ COMPANY	WASTEWATER TREATMENT PLANT IMPROVEMENTS FOR RAHWAY VALLEY SEWERAGE AUTHORITY		$8,150,000	04/19/05

55S002671	S.M. ELECTRIC COMPANY INCORPORATED	TORCON INCORPORATED	FURNISH & INSTALL ALL ELECTRICAL SECURITY, TELE/DATA AND RELATED WORK GREYSTONE PARK PSYCHIATRIC HOSP		$25,605,000	09/28/05

Aon
BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION

55S006932	MATRIX SERVICE INDUSTRIAL CONTRACTOR INCORPORATED	FLUOR ENTERPRISES INCORPORATED	TOTAL PETROCHEMICALS USA, INC., DEEP CONVERSION PROJECT, PT ARTHUR, TX; CONSTR 7Y TANKS; CONTRACT #TO		$22,884,444	09/17/08

55S006936	MATRIX SERVICES INCORPORATED	MAGELLAN PIPELINE COMPANY L.P.	AFE NO. 283-2009-7061, SCOTT CITY ETHANOL AND NEW TANK-DESIGN & CONSTRUCTION OF ONE 120’ DIAMETER X		$847,296	08/04/09

55S006938	MATRIX SERVICE INCORPORATED	BURNS & MCDONNELL ENGINEERING COMPANY INCORPORATED	PFFC CARGO TRUCK FILL STAND CONSTRUCTION PROJECT PHASE II, SUBCONTRACT NO. 42497		$2,329,670	08/25/09

55S006940	MATRIX SERVICE INDUSTRIAL CONTRACTORS INCORPORATED	PHILADELPHIA GAS WORKS	SECURTIY SYSTEM DESIGN & INSTALLATION FOR THE LING FACILITY AT PGW’S PASSYUNK PLANT		$372,313	10/13/09

55S007709	S.M. ELECTRIC COMPANY INCORPORATED	SHAW STONE & WEBSTER	SUBCONTRACT NO. 11146404-102542, ELECTRICAL INSTALLATION WORK MONTOUR UNITS 1 & 2 FGD RETROFIT PROJEC		$16,456,290	03/06/07

55S007710	S.M. ELECTRIC COMPANY INCORPORATED	ROWAN UNIVERSITY	INSTALLATION OF THE NEW 69KV SUBSTATION - ROWAN UNIVERSITY BID # 07-36 (REBID)-ROWAN UNIVERSITY PURCH		$2,817,000	06/14/07

55S007711	S.M. ELECTRIC COMPANY INCORPORATED	SHAWSTONE & WEBSTER CONSTRUCTION INCORPORATED	ELECTRICAL & INSTRUMENT INSTALLATION - PSE&G, BRIDGEPORT, CT SUBCONTRACT NO. 1203613300-103322		$4,945,000	06/15/07

929409561	Matrix Service Industrial Contractors, Inc.	Nicholson & Hall Corporation	Tanks (6) and silos/Dominion Energy		$557,600	10/12/2006

929401655	Matrix Service Industrial Contractors, Inc.	Benham Constructors, LLC	Lake Erie Biofuels Project		$4,450,069	8/22/2006

					$98,574,780

SCHEDULE 6.01

Existing Indebtedness

None

SCHEDULE 6.02

Existing Liens

NONE

SCHEDULE 6.08

Existing Restrictions (On Ability to Create, Incur or Permit Liens,

On Ability to Pay Distributions or to

repay loans or to guarantee Indebtedness, Etc.)

NONE

SCHEDULE 7(u)

Entities that Will Discontinue Business or

Make a Material Change in the Nature of

or Manner of Business

The Company’s current intent is to dissolve Matrix Service Specialized Transport, Inc.

SCHEDULE 7(v)

Entities that are not Required to Maintain Permits

The Company’s current intent is to dissolve Matrix Service Specialized Transport, Inc., a Pennsylvania corporation.